Exhibit 10.15

EXECUTION VERSION

CANADIAN GUARANTEE AND COLLATERAL AGREEMENT

made by

HD SUPPLY CANADA INC.,

as the Canadian Borrower

- and -

PRO CANADIAN HOLDINGS I, ULC

- and -

CND HOLDINGS, INC.

- and -

The several Subsidiary Guarantors signatory hereto,

in favor of

MERRILL LYNCH CAPITAL CANADA INC.,

as Canadian Agent and Canadian Collateral Agent

Dated as of September 5, 2007

SECTION 8 NON-LENDER SECURED PARTIES		35
8.1	Rights to Collateral	35
8.2	Appointment of Agent	36
8.3	Waiver of Claims	36

SECTION 9 MISCELLANEOUS		37
9.1	Amendments in Writing	37
9.2	Notices	37
9.3	No Waiver by Course of Conduct; Cumulative Remedies	37
9.4	Enforcement Expenses; Indemnification	37
9.5	Successors and Assigns	38
9.6	Set-Off	38
9.7	Counterparts	38
9.8	Severability	38
9.9	Section Headings	39
9.10	Integration	39
9.11	GOVERNING LAW	39
9.12	Submission to Jurisdiction; Waivers	39
9.13	Acknowledgments	40
9.14	WAIVER OF JURY TRIAL	40
9.15	Additional Grantors	40
9.16	Releases	40
9.17	Judgment Currency	41
9.18	Attachment of Security Interest	42
9.19	Copy of Agreement; Verification Statement	42
9.20	Amalgamation	42
9.21	Joint and Several Liability	43
9.22	Language	43
9.23	No Implicit Subordination	43
9.24	Taxes	43

SCHEDULES

1	Notice Addresses of Guarantors
2	Pledged Securities
3	Perfection Matters
4	Location of Jurisdiction of Organization
5	Intellectual Property
6	Contracts

ANNEXES

1	Acknowledgment and Consent
2	Assumption Agreement
3	Supplemental Agreement

ii

CANADIAN GUARANTEE AND COLLATERAL AGREEMENT

CANADIAN GUARANTEE AND COLLATERAL AGREEMENT, dated as of September 5, 2007, among HD SUPPLY CANADA INC., an Ontario amalgamated corporation, (the “Canadian Borrower”), PRO CANADIAN HOLDINGS I, ULC, a Nova Scotia unlimited company (“Holdings ULC”), CND HOLDINGS, INC., a Delaware corporation (“CND Holdings”), and certain Subsidiary Guarantors party hereto from time to time, in favor of MERRILL LYNCH CAPITAL CANADA INC., as Canadian collateral agent (in such capacity, the “Canadian Collateral Agent”) and Canadian administrative agent (in such capacity, the “Canadian Agent”) for the banks and other financial institutions (collectively, the “Lenders”; individually, a “Lender”) from time to time parties to the ABL Credit Agreement described below.

WITNESSETH:

WHEREAS, pursuant to that certain Credit Agreement, dated as of August 30, 2007 (as amended, amended and restated, waived, supplemented or otherwise modified from time to time, together with any agreement extending the maturity of, or restructuring, refunding, refinancing or increasing the Indebtedness under such agreement or any successor agreements, the “Cash Flow Credit Agreement”), among HD Supply, Inc. (the “Parent Borrower”), the several banks and other financial institutions from time to time parties thereto (as further defined in the Cash Flow Credit Agreement, the “Cash Flow Lenders”), Merrill Lynch Capital Corporation, as Cash Flow Administrative Agent and Cash Flow Collateral Agent (each as defined in the Cash Flow Credit Agreement), and the other parties party thereto, the Lenders have severally agreed to make extensions of credit to the Parent Borrower upon the terms and subject to the conditions set forth therein;

WHEREAS, pursuant to that certain ABL Credit Agreement, dated as of August 30, 2007 (as amended, amended and restated, waived, supplemented or otherwise modified from time to time, together with any agreement extending the maturity of, or restructuring, refunding, refinancing or increasing the Indebtedness under such agreement or any successor agreements, the “ABL Credit Agreement”), among the Parent Borrower, the several Subsidiary Borrowers that are or may become parties thereto (together with the Parent Borrower, collectively, the “ABL Borrowers”), the several banks and other financial institutions from time to time parties thereto (as further defined in the ABL Credit Agreement, the “ABL Lenders”), Merrill Lynch Capital Corporation, as administrative agent (in such capacity, the “ABL Administrative Agent”) and collateral agent (in such capacity, the “ABL Collateral Agent”) for the ABL Lenders thereunder, the Canadian Agent and Canadian Collateral Agent for the ABL Lenders thereunder, and the other parties party thereto, the ABL Lenders have severally agreed to make extensions of credit to the ABL Borrowers upon the terms and subject to the conditions set forth therein;

WHEREAS, the Borrowers are members of an affiliated group of companies that includes the Parent Borrower, the Parent Borrower’s Domestic Subsidiaries that are party hereto and any other Domestic Subsidiary of the Parent Borrower (other than any Excluded Subsidiary) that becomes a party hereto from time to time after the date hereof;

WHEREAS, the Cash Flow Collateral Agent, the Cash Flow Administrative Agent, the ABL Collateral Agent and the ABL Administrative Agent have entered into an Intercreditor Agreement, acknowledged by certain of the Loan Parties, dated as of August 30, 2007 (as amended, amended and restated, waived, supplemented or otherwise modified from time to time subject to subsection 9.1 hereof, the “Intercreditor Agreement”);

WHEREAS, each Borrower and the other Grantors (as defined in subsection 1.1) are engaged in related businesses, and each such Grantor will derive substantial direct and indirect benefit from the making of the extensions of credit under the Cash Flow Credit Agreement and the ABL Credit Agreement; and

WHEREAS, it is a condition to the obligation of the ABL Lenders to make their respective extensions of credit under the ABL Credit Agreement that each party hereto shall execute and deliver this Agreement to the Canadian Collateral Agent for the benefit of the Secured Parties (as defined below).

NOW, THEREFORE, in consideration of the premises and to induce the Canadian Collateral Agent and the ABL Lenders to enter into the ABL Credit Agreement and to induce the ABL Lenders to make their respective extensions of credit to the Borrowers thereunder, and in consideration of the receipt of other valuable consideration (which receipt is hereby acknowledged), each party hereto hereby agrees with the Canadian Collateral Agent, for the benefit of the Secured Parties, as follows:

SECTION 1    DEFINED TERMS

1.1    Definitions.

(a) Unless otherwise defined herein, terms defined in the ABL Credit Agreement and used herein shall have the meanings given to them in the ABL Credit Agreement, and the following terms that are defined in the PPSA (as in effect on the date hereof) are used herein as so defined: Account, Chattel Paper, Certificated Security, Consumer Goods, Documents of Title, Equipment, Futures Account, Futures Contract, Futures Intermediary, Goods, Instrument, Intangible, Inventory, Investment Property, Money, Proceeds, Securities Account, Securities Intermediary, Security, Security Certificate, Security Entitlement and Uncertificated Security.

(b) The following terms shall have the following meanings:

“ABL Credit Agreement”: as defined in the recitals hereto.

“Accounts”: all accounts (as defined in the PPSA) of each Grantor, including, without limitation, all Accounts (as defined in the ABL Credit Agreement) and Accounts Receivable of such Grantor.

“Accounts Receivable”: any right to payment for goods sold or leased or for services rendered, which is not evidenced by an Instrument or Chattel Paper.

“Additional Agent”: as defined in the Intercreditor Agreement.

“Agreement”: this Canadian Guarantee and Collateral Agreement, as the same may be amended, restated, supplemented, waived or otherwise modified from time to time.

“Applicable Law”: as defined in subsection 9.8 hereof.

“Bank Products Agreement”: any agreement pursuant to which a bank or other financial institution agrees to provide treasury or cash management services (including, without limitation, controlled disbursements, automated clearinghouse transactions, return, items, netting, overdrafts and interstate depository network services).

“Bankruptcy Case”: (i) the Parent Borrower or any of its Subsidiaries commencing any case, proceeding or other action (A) under any existing or future law of any jurisdiction, Canadian or foreign, relating to bankruptcy, insolvency, reorganization, conservatorship or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, receiver-manager, interim receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or the Parent Borrower or any of its Subsidiaries making a general assignment for the benefit of its creditors; or (ii) there being commenced against the Parent Borrower or any of its Subsidiaries any case, proceeding or other action of a nature referred to in clause (i) above which (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of 60 days.

“Borrower”: as defined in the ABL Credit Agreement.

“Borrower Obligations”: with respect to any Canadian Borrower, the collective reference to: all obligations and liabilities of such Canadian Borrower in respect of the unpaid principal of and interest on (including, without limitation, interest accruing after the maturity of the Canadian Facility Revolving Credit Loans and Reimbursement Obligations with respect to Canadian Facility Letters of Credit and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to such Canadian Borrower, whether or not a claim for post- filing or post-petition interest is allowed in such proceeding) the Canadian Facility Revolving Credit Loans, the Reimbursement Obligations with respect to Canadian Facility Letters of Credit, and all other obligations and liabilities of such Canadian Borrower to the Secured Parties, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, the ABL Credit Agreement, the Canadian Facility Revolving Credit Loans, the Canadian Facility Letters of Credit, the other Loan Documents, any Interest Rate Agreement or Bank Products Agreement entered into with any Person who was at the time of entry into such agreement a Lender or an affiliate of any Lender, any Specified Bank Products Agreement, any Guarantor Obligation of any Canadian Borrower or any of their Subsidiaries as to which any such Secured Party is a beneficiary, in each case whether on account of principal, interest, reimbursement obligations, amounts payable in connection with the provision of such services or a termination of any transaction entered into pursuant to any such Interest Rate Agreement, fees, indemnities, costs, expenses or otherwise (including, without limitation, all reasonable fees, expenses and disbursements of counsel to the Canadian Agent or any other Secured Party that are required to be paid by such Borrower pursuant to the terms of the ABL Credit Agreement or any other Loan Document).

“Canadian Agent”: as defined in the preamble hereto.

“Canadian Borrower Joinder”: as defined in the ABL Credit Agreement.

“Canadian Borrowers”: the collective reference to the Canadian Borrower and each entity organized under the laws of Canada or any province or other political subdivision thereof that becomes a Borrower under the ABL Credit Agreement pursuant to a Canadian Borrower Joinder, together with their respective successors and assigns.

“Canadian Collateral Agent”: as defined in the preamble hereto.

“Cash Flow Administrative Agent”: as defined in the Cash Flow Credit Agreement.

“Cash Flow Collateral Agent”: as defined in the Cash Flow Credit Agreement.

“Cash Flow Credit Agreement”: as defined in the recitals hereto.

“Cash Flow Lenders”: as defined in the recitals hereto.

“CND Holdings”: as defined in the preamble hereto.

“Collateral”: as defined in Section 3 hereof; provided that, for purposes of subsection 6.5 and Section 8, “Collateral” shall have the meaning assigned to such term in the ABL Credit Agreement.

“Collateral Account Bank”: Merrill Lynch Capital Canada Inc., an Affiliate thereof or another bank which at all times is a Lender as selected by the relevant Grantor and consented to in writing by the Canadian Collateral Agent (such consent not to be unreasonably withheld or delayed).

“Collateral Proceeds Account”: a non-interest bearing cash collateral account established and maintained by the relevant Grantor at an office of the Collateral Account Bank in the name; and in the sole dominion and control of, the Canadian Collateral Agent for the benefit of the Secured Parties.

“Concentration Account”: as defined in the ABL Credit Agreement.

“Commitments”: the collective reference to (i) each Canadian Facility Lender’s obligation to make Canadian Facility Revolving Credit Loans pursuant to the ABL Credit Agreement and (ii) the obligation of the Canadian Facility Issuing Lender to issue Canadian Facility Letters of Credit to the Canadian Borrowers pursuant to subsection 3.1 of the ABL Credit Agreement.

“Contracts”: with respect to any Grantor, all contracts, agreements, instruments and indentures in any form and portions thereof (except for contracts listed on Schedule 6 hereto), to which such Grantor is a party or under which such Grantor or any property of such Grantor is subject, as the same may from time to time be amended, supplemented, waived or otherwise modified, including, without limitation, (i) all rights of such Grantor to receive moneys due and to become due to it thereunder or in connection therewith, (ii) all rights of such Grantor to damages arising thereunder and (iii) all rights of such Grantor to perform and to exercise all remedies thereunder.

“Copyright Licenses”: with respect to any Grantor, all written license agreements of such Grantor providing for the grant by or to such Grantor of any right under any Copyright of such Grantor, other than agreements with any Person that is an Affiliate or a Subsidiary of the Parent Borrower or such Grantor, including, without limitation, any license agreements listed on Schedule 5 hereto, subject, in each case, to the terms of such license agreements, and the right to prepare for sale, sell and advertise for sale, all Inventory now or hereafter covered by such licenses.

“Copyrights”: with respect to any Grantor, all of such Grantor’s right, title and interest in and to all Canadian copyrights, whether or not the underlying works of authorship have been published or registered, all Canadian copyright registrations and copyright applications, including, without limitation, any copyright registrations and copyright applications listed on Schedule 5 hereto, and (i) all renewals thereof, (ii) all income, royalties, damages and payments now and hereafter due and/or payable with respect thereto, including, without limitation, payments under all licenses entered into in connection therewith, and damages and payments for past or future infringements thereof and (iii) the right to sue or otherwise recover for past, present and future infringements and misappropriations thereof.

“Excluded Assets”: as defined in subsection 3.3.

“Filings”: as defined in subsection 4.2.2.

“Financing Statements”: as defined in subsection 4.2.2.

“first priority”: with respect to any Lien purported to be created by this Agreement, that such Lien is the most senior Lien to which such Collateral is subject (subject to Permitted Liens).

“Foreign Intellectual Property”: all non-Canadian Intellectual Property.

“General Fund Account”: the general fund account of the relevant Grantor established at the same office of the Collateral Account Bank as the Collateral Proceeds Account.

“Grantor”: each Canadian Borrower, any Subsidiary of any Canadian Borrower that becomes a party hereto from time to time after the date hereof and Holdings ULC.

“Guarantor Obligations”: with respect to any Guarantor, the collective reference to (i) the Obligations guaranteed by such Guarantor pursuant to Section 2 and (ii) all obligations and liabilities of such Guarantor that may arise under or in connection with this Agreement or any other Loan Document to which such Guarantor is a party, any Interest Rate Agreement, Currency Agreement, Commodities Agreement or Bank Products Agreement entered into with any Person that was at the time of entry into such agreement a Lender or an affiliate of any Lender, any Guarantee of a Canadian Borrower or any of its Subsidiaries as to which any Secured Party is a beneficiary, in each case whether on account of (i) principal, interest, reimbursement obligations, fees, indemnities, costs, expenses or otherwise, (ii) amounts payable in connection with the provision of services or (iii) or a termination of any transaction entered into, in each case pursuant to the ABL Credit Agreement, the Loans, the other Loan Documents or any such Interest Rate Agreement, Currency Agreement, Commodities Agreement or Bank Products Agreement (including, without limitation, all reasonable, fees, expenses and disbursements of counsel to the Canadian Agent or any other Secured Party that are required to be paid by such Guarantor pursuant to the terms of the ABL Credit Agreement or any other Loan Document).

“Guarantors”: the collective reference to CND Holdings, Holdings ULC and each Canadian Subsidiary Guarantor that becomes party hereto.

“Holdings ULC”: as defined in the preamble hereto.

“Industrial Design License”: with respect to any Grantor, all written agreements of such Grantor providing for the grant by or to such Grantor of any right under any Industrial Design, other than agreements with any Person that is an Affiliate or a Subsidiary of the Borrower or such Grantor, including, without limitation, the license agreements listed on Schedule 5 hereto, subject, in each case to the terms of such license agreements, and the right to prepare for sale, sell and advertise for sale, all Inventory now or hereafter covered by such licenses.

“Industrial Designs”: with respect to any Grantor, all of such Grantor’s right, title and interest in and to (a) all industrial designs, including, without limitation all industrial designs identified on Schedule 5 hereto and all renewals and extensions thereof, (b) all registrations and recordings thereof and all applications that have been or shall be made or filed in Canada or any other country or political subdivision thereof and all records thereof and all reissues, extensions or renewals thereof, and (c) all Canadian common law and other rights in the above.

“Instruments”: as defined in the PPSA, but excluding the Pledged Securities.

“Intellectual Property”: with respect to any Grantor, the collective reference to such Grantor’s Copyrights, Copyright Licenses, Patents, Patent Licenses, Trade Secrets, Trade-marks, Trade-mark Licenses, Industrial Designs and Industrial Design Licences.

“Intercompany Note”: with respect to any Grantor, any promissory note in a principal amount in excess of $3,000,000 evidencing loans made by such Grantor to the Parent Borrower or any of its Subsidiaries.

“Intercreditor Agreement”: as defined in the recitals hereto.

“Inventory”: with respect to any Grantor, all inventory (as defined in the PPSA) of such Grantor, including, without limitation, all Inventory (as defined in the ABL Credit Agreement) of such Grantor.

“Issuer”: has the meaning given to that term in the STA.

“Lender” and “Lenders”: each as defined in the preamble hereto.

“Non-Lender Secured Parties”: the collective reference to the Secured Parties referred to in clause (iii), (iv) and (v) of the definition thereof, and their respective successors and assigns and their permitted transferees and endorsees.

“Obligations”: (i) in the case of each Canadian Borrower, its Borrower Obligations and (ii) in the case of each other Guarantor, the Guarantor Obligations of such Guarantor.

“Ordinary Course Transferees”: as defined in subsection 4.2.2.

“Parent Borrower”: as defined in the recitals hereto.

“Patent Licenses”: with respect to any Grantor, all written license agreements of such Grantor providing for the grant by or to such Grantor of any right under any Patent, patent application or patentable invention, other than agreements with any Person that is an Affiliate or a Subsidiary of the Borrower or such Grantor, including, without limitation, the license agreements listed on Schedule 5 hereto, subject, in each case, to the terms of such license agreements, and the right to prepare for sale, sell and advertise for sale, all Inventory now or hereafter covered by such licenses.

“Patents”: with respect to any Grantor, all of such Grantor’s right, title and interest in and to all Canadian patents, patent applications and patentable inventions and all reissues and extensions thereof, including, without limitation, all patents and patent applications identified in Schedule 5 hereto, and including, without limitation, (i) all inventions and improvements described and claimed therein, (ii) the right to sue or otherwise recover for any and all past, present and future infringements and misappropriations thereof, (iii) all income, royalties, damages and other payments now and hereafter due and/or payable with respect thereto (including, without limitation, payments under all licenses entered into in connection therewith, and damages and payments for past, present or future infringements thereof), and (iv) all other rights corresponding thereto in Canada and all reissues, divisions, continuations, continuations-in-part, substitutes, renewals, and extensions thereof, all improvements thereon, and all other rights of any kind whatsoever of such Grantor accruing thereunder or pertaining thereto.

“Permitted Liens”: as defined in subsection 4.2.2.

“Pledged Collateral”: as to any Pledgor, the Pledged Securities and the Pledged Notes now owned or at any time hereafter acquired by such Pledgor, and any Proceeds thereof.

“Pledged Notes”: with respect to any Pledgor, the Intercompany Notes listed on Schedule 2 hereto and all Intercompany Notes at any time issued to, or held or owned by, such Pledgor.

“Pledgor”: each of (i) Holdings ULC (with respect to the Pledged Securities of CND Holdings and all other Pledged Collateral of Holdings ULC), (ii) CND Holdings (with respect to the Pledged Securities of the Canadian Borrower and all other Pledged Collateral of CND Holdings) and (iii) the Canadian Borrower and each other Pledgor that becomes party hereto from time to time after the date hereof (with respect to the Pledged Securities of a Subsidiary of the Canadian Borrower and all other Pledged Collateral of the Canadian Borrower and with respect to the Pledged Securities of a Subsidiary of such other Pledgor and all other Pledged Collateral of such other Pledgor).

“Pledged Certificated Securities” means, in respect of any Pledgor, any and all Collateral of such Pledgor that is a Certificated Security.

“Pledged Futures Contracts” means, in respect of any Pledgor, any and all Collateral of such Pledgor that is a Futures Contract.

“Pledged Futures Accounts” means, in respect of any Pledgor, any and all Collateral of such Pledgor that is a Futures Account.

“Pledged Futures Intermediary” means, at any time, any Person which is at such time is a Futures Intermediary at which a Pledged Futures Account is maintained.

“Pledged Futures Intermediary’s Jurisdiction” means, with respect to any Pledged Futures Intermediary, its jurisdiction as determined under section 7.1(4) of the PPSA.

“Pledged Issuer” means, at any time, any Person which is at such time an Issuer with respect to any Pledged Securities or Pledged Security Entitlements.

“Pledged Issuer’s Jurisdiction” means, with respect to any Pledged Issuer, its jurisdiction as determined under section 44 of the STA.

“Pledged Security Certificates” means, in respect of any Pledgor, any and all Security Certificates of such Pledgor representing the Pledged Certificated Securities.

“Pledged Securities” means, in respect of any Pledgor, the shares listed on Schedule 2 hereto held by such Pledgor and any and all collateral of such Pledgor that is a Security (including any ULC Shares); provided that in no event shall there be pledged, nor shall CND Holdings or any Domestic Subsidiary that becomes party hereto be required to pledge, directly or indirectly, (i) more than 65% of any series of the outstanding voting Capital Stock of any Foreign Subsidiary, (ii) any of the Capital Stock of a Subsidiary of a Foreign Subsidiary and (iii) de minimis shares of a Foreign Subsidiary held by any Pledgor as a nominee or in a similar capacity.

“Pledged Securities Accounts” means, in respect of any Pledgor, any and all Collateral of such Pledgor that is a Securities Account.

“Pledged Securities Intermediary” means, at any time, any Person which is at such time is a Securities Intermediary at which a Pledged Securities Account is maintained.

“Pledged Securities Intermediary’s Jurisdiction” means, with respect to any Securities Intermediary, its jurisdiction as determined under section 45(2) of the STA.

“Pledged Security Entitlements” means, in respect of any Pledgor, any and all Collateral of such Pledgor that is a Security Entitlement.

“Pledged Uncertificated Securities” means, in respect of any Pledgor, any and all Collateral of such Pledgor that is an Uncertificated Security.

“PPSA” means the Personal Property Security Act (Ontario), as such legislation may be amended, renamed or replaced from time to time, and includes all regulations from time to time made under such legislation, provided that, if perfection or the effect of perfection or non-perfection or the priority of any Lien created hereunder on the Collateral is governed by the personal property security legislation or other applicable legislation with respect to personal property security as in effect in a jurisdiction other than Ontario, “PPSA” means the Personal Property Security Act or such other applicable legislation as in effect from time to time in such other jurisdiction for purposes of the provisions hereof relating to such perfection, effect of perfection or non-perfection or priority.

“Restrictive Agreements”: as defined in subsection 3.3(a).

“Secured Parties”: the collective reference to (i) the Canadian Agent, the Canadian Collateral Agent and each Other Representative, (ii) the Canadian Facility Lenders, (iii) with respect to any Interest Rate Agreement, Currency Agreement or Commodities Agreement with a Canadian Borrower or any of its Subsidiaries, any counterparty thereto that, at the time such agreement or arrangement was entered into, was a Lender or an Affiliate of any Lender, (iv) with respect to any Specified Bank Products Agreement with a Canadian Borrower or any of its Subsidiaries, any counterparty thereto and (v) their respective successors and assigns and their permitted transferees and endorsees.

“Secured Party Representative”: as defined in the Intercreditor Agreement.

“Specified Asset”: as defined in subsection 4.2.2 hereof.

“Specified Bank Products Agreements” any Bank Products Agreement with JPMorgan Chase Bank, N.A., SunTrust Banks, Inc., Wells Fargo & Company, Bank of America, N.A., Wachovia Bank, National Association, Scotiabank, The Toronto-Dominion Bank, or any of their respective affiliates, in effect on the Closing Date (provided that, to the extent permitted by law, any Specified Bank Products Agreement amended after the date that is 60 days (or such longer period if agreed by the Administrative Agent) following the Closing Date and any new Specified Bank Products Agreement shall not permit set off of any obligations owing to the applicable provider against cash balances under such Specified Bank Products Agreement, unless such provider is at the time of such amendment or agreement an Agent, Other Representative, Lender or affiliate of any of the foregoing.

“STA” means the Securities Transfer Act (Ontario), as such legislation may be amended, renamed or replaced from time to time, and includes all regulations from time to time made under such legislation.

“Trade Secret Licenses”: with respect to any Grantor, all written license agreements of such Grantor providing for the grant by or to such Grantor of any right under any Trade Secrets, including, without limitation, know how, processes, formulae, compositions, designs, and confidential business and technical information, and all rights of any kind whatsoever accruing thereunder or pertaining thereto, other than agreements with any Person that is an Affiliate or a Subsidiary of the Parent Borrower or such Grantor, subject, in each case, to the terms of such license agreements, and the right to prepare for sale, sell and advertise for sale, all Inventory now or hereafter covered by such licenses.

“Trade Secrets”: with respect to any Grantor, all of such Grantor’s right, title and interest in and to all Canadian trade secrets, including, without limitation, know-how, processes, formulae, compositions, designs, and confidential business and technical information, and all rights of any kind whatsoever accruing thereunder or pertaining thereto, including, without limitation, (i) all income, royalties, damages and payments now and hereafter due and/or payable with respect thereto, including, without limitation, payments under all licenses, non-disclosure agreements and memoranda of understanding entered into in convection therewith, and damages and payments for past or future misappropriations thereof, and (ii) the right to sue or otherwise recover for past, present or future misappropriations thereof.

“Trade-mark Licenses”: with respect to any Grantor, all written license agreements of such Grantor providing for the grant by or to such Grantor of any right under any Trade-marks, service marks, trade names, trade dress or other indicia of trade origin or business identifiers, and all rights of any kind whatsoever accruing thereunder or pertaining thereto, other than agreements with any Person that is an Affiliate or a Subsidiary of a Canadian Borrower or such Grantor, including, without limitation, the license agreements listed on Schedule 5 hereto, subject, in each case, to the terms of such license agreements, and the right to prepare for sale, sell and advertise for sale, all Inventory now or hereafter covered by such licenses.

“Trade-marks”: with respect to any Grantor, all of such Grantor’s right, title and interest in and to all Canadian Trade-marks, service marks, trade names, trade dress or other indicia of trade origin or business identifiers, trade-mark and service mark registrations, and applications for trade-mark or service mark registrations, and any renewals thereof, including, without limitation, each registration and application identified in Schedule 5 hereto, and including, without limitation, (i) the right to sue or otherwise recover for any and all past, present and future infringements or dilutions thereof, (ii) all income, royalties, damages and other payments now and hereafter due and/or payable with respect thereto (including, without limitation, payments under all licenses entered into in connection therewith, and damages and payments for past or future infringements thereof), and (iii) all other rights corresponding thereto in Canada and all other rights of any kind whatsoever of such Grantor accruing thereunder or pertaining thereto in Canada, together in each case with the goodwill of the business connected with the use of, and symbolized by, each such trade-mark, service mark, trade name, trade dress or other indicia of trade origin or business identifiers.

“ULC” means an Issuer that is an unlimited company or unlimited liability company.

“ULC Laws” means the Companies Act (Nova Scotia), the Business Corporations Act (Alberta), and any future laws governing ULCs.

“ULC Shares” means shares or other equity interests in the Capital Stock of a ULC.

1.2    Other Definitional Provisions.

(a)    The words “hereof,” “herein,” “hereto” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, subsection, Schedule and Annex references are to this Agreement unless otherwise specified.

(b)    The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

(c)    Where the context requires, terms relating to the Collateral or Pledged Collateral, or any part thereof, when used in relation to a Grantor shall refer to such Grantor’s Collateral or Pledged Collateral or the relevant part thereof.

(d)    All references in this Agreement to any of the property described in the definition of the term “Collateral” or “Pledged Collateral,” or to any Proceeds thereof, shall be deemed to be references thereto only to the extent the same constitute Collateral or Pledged Collateral, respectively.

SECTION 2    GUARANTEE

2.1    Guarantee.

(a)    Each of the Guarantors hereby, jointly and severally, unconditionally, and irrevocably, guarantees to the Canadian Agent, for the ratable benefit of the Secured Parties, the prompt and complete payment and performance by each Canadian Borrower when due and payable (whether at the stated maturity, by acceleration or otherwise) of the Borrower Obligations of such Canadian Borrower owed to the applicable Secured Parties.

(b)    The guarantee contained in this Section 2 shall remain in full force and effect until the earlier to occur of (i) the first date on which all the Canadian Facility Revolving Credit Loans, any Reimbursement Obligations with respect to Canadian Facility Letters of Credit, all other Borrower Obligations then due and owing, and the obligations of each Guarantor under the guarantee contained in this Section 2 then due and owing shall have been satisfied by payment in full in cash, no Canadian Facility Letter of Credit shall be outstanding (except for Canadian Facility Letters of Credit that have been cash collateralized in a manner satisfactory to the Canadian Facility Issuing Lender) and the Commitments shall be terminated, notwithstanding that from time to time during the term of the ABL Credit Agreement any of the Canadian Borrowers may be free from any Borrower Obligations, (ii) as to any Guarantor, the sale or other disposition of all of the Capital Stock of such Guarantor (to a Person other than the Parent Borrower or a Restricted Subsidiary) as permitted under the ABL Credit Agreement, or (iii) as to any Guarantor, the designation of such Guarantor as an Unrestricted Subsidiary in accordance with the terms of the ABL Credit Agreement.

(c)    No payment made by any Canadian Borrower, any of the Guarantors, any other guarantor or any other Person or received or collected by the Canadian Agent or any other Secured Party from any of the Canadian Borrowers, any of the Guarantors, any other guarantor or any other Person by virtue of any action or proceeding or any set-off or appropriation or application at any time or from time to time in reduction of or in payment of any of the Borrower Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of any Guarantor hereunder which shall, notwithstanding any such payment (other than any payment made by such Guarantor in respect of the Borrower Obligations or any payment received or collected from such Guarantor in respect of any of the Borrower Obligations), remain liable for the Borrower Obligations of each Canadian Borrower guaranteed by it hereunder until the earlier to occur of (i) the first date on which all the Canadian Facility Revolving Credit Loans, any Reimbursement Obligations with respect to Canadian Facility Letters of Credit, all other Borrower Obligations then due and owing, are paid in full in cash, no Canadian Facility Letter of Credit shall be outstanding (except for Canadian Facility Letters of Credit that have been cash collateralized in a manner satisfactory to the Canadian Facility Issuing Lender) and the Commitments are terminated, (ii) the sale or other disposition of all of the Capital Stock of such Guarantor (to a Person other than the Parent Borrower or a Restricted Subsidiary) as permitted under the ABL Credit Agreement, or (iii) as to any Guarantor, the designation of such Guarantor as an Unrestricted Subsidiary in accordance with the terms of the ABL Credit Agreement.

2.2    No Subrogation. Notwithstanding any payment made by any Guarantor hereunder or any set-off or application of funds of any Guarantor by the Canadian Collateral Agent or any other Secured Party, no Guarantor shall be entitled to be subrogated to any of the rights of the Canadian Collateral Agent or any other Secured Party against any Canadian Borrower or any other Guarantor or any collateral security or guarantee or right of offset held by the Canadian Collateral Agent or any other Secured Party for the payment of any Borrower Obligations, nor shall any Guarantor seek or be entitled to seek any contribution or reimbursement from any Canadian Borrower or any other Guarantor in respect of payments made by such Guarantor hereunder, until all amounts owing to the Canadian Collateral Agent and the other Secured Parties by the Canadian Borrowers on account of the Borrower Obligations are paid in full in cash, no Canadian Facility Letter of Credit shall be outstanding (except for Canadian Facility Letters of Credit that have been cash collateralized in a manner satisfactory to the Canadian Facility Issuing Lender) and the Commitments are terminated. If any amount shall be paid to any Guarantor on account of such subrogation rights at any time when all of the Borrower Obligations shall not have been paid in full in cash or any Canadian Facility Letter of Credit shall remain outstanding (and shall not have been cash collateralized in a manner satisfactory to the Canadian Facility Issuing Lender) or any of the Commitments shall remain in effect, such amount shall be held by such Guarantor in trust for the Canadian Collateral Agent and the other Secured Parties, segregated from other funds of such Guarantor, and shall, forthwith upon receipt by such Guarantor, be turned over to the Canadian Collateral Agent in the exact form received by such Guarantor (duly endorsed by such Guarantor to the Canadian Collateral Agent, if required), to be held as collateral security for all of the Borrower Obligations (whether matured or unmatured) guaranteed by such Guarantor and/or then or at any time thereafter may be applied against any Borrower Obligations, whether matured or unmatured, in such order as the Canadian Collateral Agent may determine.

2.3    Amendments, etc. with Respect to the Obligations. To the maximum extent permitted by law, each Guarantor shall remain obligated hereunder notwithstanding that, without any reservation of rights against any Guarantor and without notice to or further assent by any Guarantor, any demand for payment of any of the Borrower Obligations made by the Canadian Collateral Agent, the Canadian Agent or any other Secured Party may be rescinded by the Canadian Collateral Agent, the Canadian Agent or such other Secured Party and any of the Borrower Obligations continued, and the Borrower Obligations, or the liability of any other Person upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, waived, modified, accelerated, compromised, subordinated, waived, surrendered or released by the Canadian Collateral Agent, the Canadian Agent or any other Secured Party, and the ABL Credit Agreement and the Other Loan Documents and any other documents executed and delivered in connection therewith may be amended, waived, modified, supplemented or terminated, in whole or in part, as the Canadian Collateral Agent or the Canadian Agent (or the Required Lenders or the applicable Lenders(s), as the case may be) may deem advisable from time to time, and any collateral security, guarantee or right of offset at any time held by the Canadian. Collateral Agent, the Canadian Agent or any other Secured Party for the payment of any of the Borrower Obligations may be sold, exchanged, waived, surrendered or released. None of the Canadian Collateral Agent, the Canadian Agent nor any other Secured Party shall have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for any of the Borrower Obligations or for the guarantee contained in this Section 2 or any property subject thereto, except to the extent required by applicable law.

2.4    Guarantee Absolute and Unconditional. Each Guarantor waives, to the maximum extent permitted by applicable law, any and all notice of the creation, renewal, extension or accrual of any of the Borrower Obligations and notice of or proof of reliance by the Canadian Collateral Agent, the Canadian Agent or any other Secured Party upon the guarantee contained in this Section 2 or acceptance of the guarantee contained in this Section 2; each of the Borrower Obligations, and any obligation contained therein, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon the guarantee contained in this Section 2; and all dealings between the Borrower and any of the Guarantors, on the one hand, and the Canadian Collateral Agent, the Canadian Agent and the other Secured Parties, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon the guarantee contained in this Section 2.

Each Guarantor waives, to the maximum extent permitted by applicable law, diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon any Canadian Borrower or any of the other Guarantors with respect to any of the Borrower Obligations. Each Guarantor understands and agrees, to the extent permitted by law, that the guarantee contained in this Section 2 shall be construed as a continuing, absolute and unconditional guarantee of payment and not of collection. Each Guarantor hereby waives, to the maximum extent permitted by applicable law, any and all defenses (other than any suit for breach of a contractual provision of any of the Loan Documents) that it may have arising out of or in connection with any and all of the following: (a) the validity or enforceability of the ABL Credit Agreement or any other Loan Document, any of the Borrower Obligations or any other collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by the Canadian Collateral Agent, the Canadian Agent or any other Secured Party, (b) any defense, set-off or counterclaim (other than a defense of payment or performance) that may at any time be available to or be asserted by any of the Canadian Borrowers against the Canadian Collateral Agent, the Canadian Agent or any other Secured Party, (c) any change in the time, place, manner or place of payment, amendment, or waiver or increase in any of the Obligations, (d) any exchange, taking, or release of Collateral, (e) any change in the structure or existence of the Canadian Borrowers, (f) any application of Collateral to any of the Obligations, (g) any law, regulation or order of any jurisdiction, or any other event, affecting any term of any Obligation or the rights of the Canadian Collateral Agent, the Canadian Agent or any other Secured Party with respect thereto, including, without limitation: (i) the application of any such law, regulation, decree or order, including any prior approval, which would prevent the exchange of any currency (other than Dollars) for Dollars or the remittance of funds outside of such jurisdiction or the unavailability of Dollars in any legal exchange market in such jurisdiction in accordance with normal commercial practice, (ii) a declaration of banking moratorium or any suspension of payments by banks in such jurisdiction or the imposition by such jurisdiction or any Governmental Authority thereof of any moratorium on, the required rescheduling or restructuring of, or required approval of payments on, any indebtedness in such jurisdiction, (iii) any expropriation, confiscation, nationalization or requisition by such country or any Governmental Authority that directly or indirectly deprives any Canadian Borrower of any assets or their use, or of the ability to operate its business or a material part thereof, or (iv) any war (whether or not declared), insurrection, revolution, hostile act, civil strife or similar events occurring in such jurisdiction which has the same effect as the events described in clause (i), (ii) or (iii) above (in each of the cases contemplated in clauses (i) through (iv) above, to the extent occurring or existing on or at any time after the date of this Agreement), or (h) any other circumstance whatsoever (other than payment in full in cash of the Borrower Obligations guaranteed by it hereunder) (with or without notice to or knowledge of any of the Borrowers or such Guarantor) that constitutes, or might be construed to constitute, an equitable or legal discharge of any of the Canadian Borrowers for the Borrower Obligations, or of such Guarantor under the guarantee contained in this Section 2, in bankruptcy or in any other instance. When making any demand hereunder or otherwise pursuing its rights and remedies hereunder against any Guarantor, the Canadian Collateral Agent, the Canadian Agent and any other Secured Party may, but shall be under no obligation to, make a similar demand on or otherwise pursue such rights and remedies as it may have against any of the Canadian Borrowers, any other Guarantor or any other Person or against any collateral security or guarantee for the Borrower Obligations guaranteed by such Guarantor hereunder or any right of offset with respect thereto, and any failure by the Canadian Collateral Agent, the Canadian Agent or any other Secured Party to make any such demand, to pursue such other rights or remedies or to collect any payments from any Canadian Borrower, any other Guarantor or any other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of any of the Canadian Borrowers, any other Guarantor or any other Person or any such collateral security, guarantee or right of offset, shall not relieve any Guarantor of any obligation or liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of the Canadian Collateral Agent, the Canadian Agent or any other Secured Party against any Guarantor. For the purposes hereof “demand” shall include the commencement and continuance of any legal proceedings.

2.5    Reinstatement. This Guarantee shall remain in full force and effect and continues to be effective should any petition or other proceeding be filed by or against any Canadian Borrower for liquidation or reorganization, should any Canadian Borrower become insolvent or make an assignment for the benefit of any creditor or creditors or should an interim receiver, receiver, receiver and manager or trustee be appointed for all or any significant part of any Canadian Borrower’s assets, and shall continue to be effective or to be reinstated, as the case may be, if at any time payment and performance of the Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Obligations, whether as a fraudulent preference, reviewable transaction or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

2.6    Payments. Each Guarantor hereby guarantees that payments hereunder will be paid to the Canadian Agent without set-off or counterclaim, in Canadian Dollars (or, in the case of any amount required to be paid in any other currency pursuant to the requirements of the ABL Credit Agreement or other agreement relating to the respective Obligations, such other currency), .at the Canadian Agent’s office specified in subsection 11.2 of the ABL Credit Agreement or such other address as may be designated in writing by the Canadian Agent to such Guarantor from time to time in accordance with subsection 11.2 of the ABL Credit Agreement.

SECTION 3    GRANT OF SECURITY INTEREST

3.1    Grant. Each Grantor hereby assigns, grants, hypothecates and pledges, subject to existing licenses to use the Copyrights, Patents, Trade-marks, Industrial Designs and Trade Secrets granted by such Grantor in the ordinary course of business, to the Canadian Collateral Agent, for the ratable benefit of the Secured Parties, a security interest in, and a security interest is taken in, all of the Collateral and all of the Foreign Intellectual Property of such Grantor, as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations of such Grantor, except as provided in subsection 3.3. The term “Collateral,” as to any Grantor, means without limitation all present and after acquired personal property of such Grantor (wherever located), except as provided in subsection 3.3, including:

(a)    all Accounts;

(b)    all Money (including all cash);

(c)    all Chattel Paper;

(d)    all Contracts;

(e)    all Documents of Title;

(f)     all Equipment (other than vehicles) and Goods;

(g)    all Intangibles;

(h)    all Instruments;

(i)     all Intellectual Property;

(j)      all Inventory;

(k)     all Investment Property;

(l)      all books and records pertaining to any of the foregoing;

(m)    the Collateral Proceeds Account; and

(n)     to the extent not otherwise included, all Proceeds and products of any and all of the foregoing and all collateral security and guarantees given by any Person with respect to any of the foregoing;

provided that, in the case of each Grantor, Collateral shall not include any Pledged Collateral, or any property or assets specifically excluded from Pledged Collateral.

3.2    Pledged Collateral. Each Pledgor hereby grants to the Canadian Collateral Agent, for the ratable benefit of the Secured Parties, a security interest in all of the Pledged Collateral of such Pledgor now owned or at any time hereafter acquired by such Pledgor, and any Proceeds thereof, as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations of such Pledgor, except as provided in subsection 3.3.

3.3    Certain Exceptions. No security interest is or will be granted pursuant hereto in any right, title or interest of any Grantor under or in (collectively, the “Excluded Assets”):

(a)    any Instruments, Contracts, Chattel Paper, Intangibles, Copyright Licenses, Patent Licenses, Trade-mark Licenses, Trade Secret Licenses, Industrial Design Licenses (and any Foreign Intellectual Property equivalent of any of the foregoing) or other contracts or agreements with or issued by Persons other than the Parent Borrower, a Restricted Subsidiary or an Affiliate thereof, (collectively, “Restrictive Agreements”) that would otherwise be included in the Collateral (and such Restrictive Agreements shall not be deemed to constitute a part of the Collateral) for so long as, and to the extent that, the granting of such a security interest pursuant hereto would result in a breach, default or termination of such Restrictive Agreements (in each case, except to the extent that, pursuant to the PPSA or other applicable law, the granting of security interests therein can be made without resulting in a breach, default or termination of such Restrictive Agreements);

(b)    any Equipment or other property that would otherwise be included in the Collateral (and such Equipment or other property shall not be deemed to constitute a part of the Collateral) if such Equipment or other property (x) is subject to a Lien described in subsection 7.2(h) of the Cash Flow Credit Agreement in respect of Purchase Money Obligations or Capitalized Lease Obligations, or a Lien described in subsection 7.2(o) (with respect to such a Lien described in subsection 7.2(h)) of the Cash Flow Credit Agreement, and consists of Equipment or other property financed or refinanced thereby (including through any financing or refinancing of the acquisition, leasing, construction or improvement of any such assets) and/or any improvements, accessions, proceeds, dividends or distributions in respect of any such assets, and/or any other assets relating to any such assets (including to any such acquisition, leasing, construction or improvement thereof) or any such improvements, accessions, proceeds, dividends or distributions, or (y) is subject to a Lien described in subsection 7.2(h) of the Cash Flow Credit Agreement in respect of Hedging Obligations, or a Lien described in subsection 7.2(o) (with respect to such a Lien described in subsection 7.2(h)) of the Cash Flow Credit Agreement, and consists of (i) cash, Cash Equivalents, Investment Grade Securities and Temporary Cash

Investments, together with proceeds, dividends and distributions in respect thereof, (ii) any assets relating to such assets, proceeds, dividends or distributions or to any Hedging Obligations, and/or (iii) any other assets consisting of, relating to or arising under or in connection with (A) any Interest Rate Agreements, Currency Agreements or Commodities Agreements or (B) any other agreements, instruments or documents related to any Hedging Obligations or to any of the assets referred to in any of sub- clauses (i) through (iii) of this clause (y); and

(c)    any property that would otherwise be included in the Collateral (and such property shall not be deemed to constitute a part of the Collateral) if such property (x) has been sold or otherwise transferred in connection with (i) a Special Purpose Financing, (ii) a Sale and Leaseback Transaction the proceeds of which are applied pursuant to subsection 3.4 of the ABL Credit Agreement if and to the extent required thereby or (iii) an Exempt Sale and Leaseback Transaction, (y) constitutes the Proceeds or products of any property that has been sold or otherwise transferred pursuant to such Special Purpose Financing, Sale and Leaseback Transaction or Exempt Sale and Leaseback Transaction (other than any payments received by such Granting Party in payment for the sale and transfer of such property in such Special Purpose Financing, Sale and Leaseback Transaction or Exempt Sale and Leaseback Transaction) or (z) is subject to any Liens securing Indebtedness incurred in compliance with subsection 7.1(b)(ix) of the Cash Flow Credit Agreement, or Liens permitted under subsection 7.2(k)(iv) or 7.2(p)(xii) of the Cash Flow Credit Agreement.

3.3.1    Each Grantor acknowledges that certain of the Pledged Collateral of such Grantor may now or in the future consist of ULC Shares, and that it is the intention of the Canadian Collateral Agent and each Grantor that neither the Canadian Collateral Agent nor any other Secured Party should under any circumstances prior to realization be held to be a “member” or a “shareholder”, as applicable, of a ULC for the purposes of any ULC Laws. Therefore, notwithstanding any provisions to the contrary contained in this Agreement, the ABL Credit Agreement or any other Loan Document, where a Grantor is the registered and beneficial owner of ULC Shares which are Pledged Collateral of such Grantor, such Grantor will remain the sole registered and beneficial owner of such ULC Shares until such time as such ULC Shares are effectively transferred into the name of the Canadian Collateral Agent, any other Secured Party, or any other Person on the books and records of the applicable ULC. Accordingly, each Grantor shall be entitled to receive and retain for its own account any dividend on or other distribution, if any, in respect of such ULC Shares (except for any dividend or distribution comprised of Pledged Security Certificates of such Grantor, which shall be delivered to the Canadian Collateral Agent to hold hereunder) and shill have the right to vote such ULC Shares and to control the direction, management and policies of the applicable ULC to the same extent as such Grantor would if such ULC Shares were not pledged to the Canadian Collateral Agent pursuant hereto. Nothing in this Agreement, the ABL Credit Agreement or any other Loan Document is intended to, and nothing in this Agreement, the ABL Credit Agreement or any other Loan Document shall, constitute the Canadian Collateral Agent, any other Secured Party, or any other Person other than the applicable Grantor, a member or shareholder of a ULC for the purposes of any ULC Laws (whether listed or unlisted, registered or beneficial), until such time as notice is given to such Grantor and further steps are taken pursuant hereto or thereto so as to register the Canadian Collateral Agent, any other Secured Party, or such other Person, as specified in such notice, as the holder of the ULC Shares. To the extent any provision hereof would have the effect of constituting the Canadian Collateral Agent or any other Secured Party as a member or a shareholder, as applicable, of any ULC prior to such time, such provision shall be severed herefrom and shall be ineffective with respect to ULC Shares which are Pledged Collateral of any Grantor without otherwise invalidating or rendering unenforceable this Agreement or invalidating or rendering unenforceable such provision insofar as it relates to Pledged Collateral of any Grantor which is not ULC Shares. Except upon the exercise of rights of the Canadian Collateral Agent to sell, transfer or otherwise dispose of ULC Shares in accordance with this Agreement, each Grantor shall not cause or permit, or enable a Pledged Issuer that is a ULC to cause or permit, the Canadian Collateral Agent or any other Secured Party to: (a) be registered as a shareholder or member of such Pledged Issuer; (b) have any notation entered in their favour in the share register of such Pledged Issuer; (c) be held out as shareholders or members of such Pledged Issuer; (d) receive, directly or indirectly, any dividends, property or other distributions from such Pledged Issuer by reason of the Canadian Collateral Agent holding the Security Interests over the ULC Shares; or (e) act as a shareholder of such Pledged Issuer, or exercise any rights of a shareholder including the right to attend a meeting of shareholders of such Pledged Issuer or to vote its ULC Shares.

3.3.2    The Collateral shall not include the last day of the term of any lease or agreement therefor but upon the enforcement of the security interest granted hereby in the Collateral, the Grantors or any of them shall stand possessed of such last day in trust to assign the same to any person acquiring such term.

3.3.3    The term “Goods” when used in this Agreement shall not include Consumer Goods of any Grantor.

3.3.4    Notwithstanding Section 3.1, any Grantor’s grant of security in Trade-marks under this Agreement shall be limited to a grant by such Grantor of a security interest in all of such Grantor’s right, title and interest in such Trade-marks.

3.3.5    Each Grantor and the Canadian Collateral Agent hereby acknowledge that (a) value has been given in respect of the security interests granted herein; (b) such Grantor has rights in the Collateral in which it has granted a security interest; and (c) this Agreement constitutes a security agreement as that term is defined in the PPSA.

3.3.6    If the Collateral is realized upon and the security interest in the Collateral is not sufficient to satisfy all of the Borrower Obligations or Guarantor Obligations, each Grantor acknowledges and agrees that, subject to the provisions of the PPSA, such Grantor shall continue to be liable for any Borrower Obligations or Guarantor Obligations, as applicable, remaining outstanding and the Canadian Collateral Agent shall be entitled to pursue full payment thereof.

SECTION 4    REPRESENTATIONS AND WARRANTIES

4.1    Representations and Warranties of Each Guarantor. To induce the Canadian Collateral Agent and the Lenders to enter into the ABL Credit Agreement and to induce the ABL Lenders to make their respective extensions of credit to the Canadian Borrowers thereunder, each Guarantor hereby represents and warrants to the Canadian Collateral Agent and each other Secured Party that the representations and warranties set forth in Section 5 of the ABL Credit Agreement as they relate to such Guarantor or to the Loan Documents to which such Guarantor is a party, each of which representations and warranties is hereby incorporated herein by reference, are true and correct in all material respects, and the Canadian Collateral Agent and each other Secured Party shall be entitled to rely on each of such representations and warranties as if fully set forth herein; provided that each reference in each such representation and warranty to the Parent Borrower’s knowledge shall, for the purposes of this subsection 4.1, be deemed to be a reference to such Guarantor’s knowledge.

4.2    Representations and Warranties of Each Grantor. To induce the Canadian Collateral Agent and the Lenders to enter into the ABL Credit Agreement and to induce the Canadian Facility

Lenders to make their respective extensions of credit to the Canadian Borrowers thereunder, each Grantor hereby represents and warrants to the Canadian Collateral Agent and each other Secured Party that, in each case after giving effect to the Transactions:

4.2.1    Title; No Other Liens. Except for the security interests granted to the Canadian Collateral Agent for the ratable benefit of the Secured Parties pursuant to this Agreement and the other Liens permitted to exist on such Grantor’s Collateral by the ABL Credit Agreement (including, without limitation, in respect of Liens described in the definition of “Permitted Liens” in the ABL Credit Agreement), such Grantor owns each item of such Grantor’s Collateral free and clear of any and all Liens. Except as set forth on Schedule 3, no currently effective financing statement or other similar public notice with respect to any Lien on all or any part of such Grantor’s Collateral is on file or of record in any public office, except such as have been filed in favor of the Canadian Collateral Agent for the ratable benefit of the Secured Parties pursuant to this Agreement or as are in respect of Liens permitted by the ABL Credit Agreement (including, without limitation, in respect of Liens described in the definition of “Permitted Liens” in the ABL Credit Agreement) or any other Loan Document or for which financing change statements, or discharges will be delivered on the Closing Date.

4.2.2    Perfected First Priority Liens. This Agreement is effective to create, as collateral security for the Obligations of such Grantor, valid and enforceable Liens on such Grantor’s Collateral in favor of the Canadian Collateral Agent for the benefit of the Secured Parties, except as enforceability may be affected by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

(b)    Except with regard to (i) Liens (if any) on Specified Assets and (ii) any rights reserved in favor of the Canadian federal, provincial or territorial government as required by law (if any), upon the completion of the Filings and the delivery to and continuing possession by the Canadian Collateral Agent or the Secured Party Representative, acting as agent for the Canadian Collateral Agent for the purpose of perfection, as applicable, in accordance with the Intercreditor Agreement, of all Instruments, Chattel Paper and Documents of Title a security interest in which is perfected by possession, the Liens created pursuant to this Agreement will constitute valid Liens on and (to the extent provided herein) perfected security interests in such Grantor’s Collateral in favor of the Canadian Collateral Agent for the benefit of the Secured Parties, and will be prior to all other Liens of all other Persons other than Permitted Liens, and enforceable as such as against all other Persons other than Ordinary Course Transferees, except to the extent that the recording of an assignment or other transfer of title to the Canadian Collateral Agent or the Secured Party Representative, as applicable, in accordance with the Intercreditor Agreement or the recording of other applicable documents in the Canadian Intellectual Property Office may be necessary for perfection or enforceability, and except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law) or by an implied covenant of good faith and fair dealing. As used in this subsection 4.2.2(b), the following terms shall have the following meanings:

“Filings”: the flag or recording of (i) the Financing Statements as set forth in Schedule 3, (ii) this Agreement or a short form or notice thereof with respect to Intellectual Property as set forth in Schedule 3, and (iii) any filings after the Closing Date in any other jurisdiction as may be necessary under any Requirement of Law.

“Financing Statements”: the financing statements delivered to the Canadian Collateral Agent by such Grantor on the Closing Date for filing in the jurisdictions listed in Schedule 4.

“Ordinary Course Transferees”: (i) with respect to goods only, buyers in the ordinary course of business and lessees in the ordinary course of business, (ii) with respect to intangibles only, licensees in the ordinary course of business and (iii) any other Person that is entitled to take free of the Lien.

“Permitted Liens”: Liens permitted pursuant to the Loan Documents, including, without limitation, Liens described in the definition of “Permitted Liens” in the ABL Credit Agreement.

“Specified Assets”: the following property and assets of such Grantor:

(1)	Patents, Patent Licenses, Trade-marks, Trade-mark Licenses, Industrial Designs and Industrial Design Licenses to the extent that (a) Liens thereon cannot be perfected by the filing of financing statements under the PPSA or by the filing and acceptance thereof in the Canadian Intellectual Property Office, (b) non-Canadian Patents, Patent Licenses, Trade-marks, Trade-mark Licenses, Industrial Designs or Industrial Design Licenses) or (c) such Patents, Patent Licenses, Trade-marks, Trade-mark Licenses, Industrial Designs and Industrial Design Licenses are not, individually or in the aggregate, material to the business of any Canadian Borrower and its Subsidiaries taken as a whole;

(2)	Copyrights and Copyright Licenses and Accounts or receivables arising therefrom to the extent that the PPSA is not applicable to the creation or perfection of Liens thereon or Liens thereon cannot be perfected by the filing and acceptance of this Agreement or short form thereof in the Canadian Intellectual Property Office;

(3)	Collateral for which the perfection of Liens thereon requires filings in or other actions under the laws of jurisdictions outside of Canada and the United States of America (or any province, territory or state thereof, as applicable);

(4)	goods included in Collateral received by any Person from any Grantor for “sale or return”, to the extent of claims of creditors of such Person; and

(5)	Proceeds of Accounts, receivables or Inventory which do not themselves constitute Collateral or which have not been transferred to or deposited in the Collateral Proceeds Account (if any) or the Concentration Account.

4.2.3    Jurisdiction of Organization and Locations of Collateral. On the date hereof, such Grantor’s jurisdiction of incorporation or amalgamation, location of its chief executive office, and the locations of its Collateral, are as specified on Schedule 4.

4.2.4    Accounts Receivable. The amounts represented by such Grantor to the Canadian Agent or the other Secured Parties from time to time as owing by each account debtor or by all account debtors in respect of such Grantor’s Accounts Receivable constituting Collateral will at such time be the correct amount, in all material respects, actually owing by such account debtor or debtors thereunder, except to the extent that appropriate reserves therefor have been established on the books of such Grantor in accordance with GAAP. Unless otherwise indicated in writing to the Canadian Agent, each Account Receivable of such Grantor arises out of a bona fide sale and delivery of goods or rendition of services by such Grantor. Such Grantor has not given any account debtor any deduction in respect of the amount due under any such Account, except in the ordinary course of business or as such Grantor may otherwise advise the Canadian Agent in writing.

4.2.5    Patents, Trade-marks, Copyrights and Industrial Designs. Schedule 5 lists all material Trade-marks, material Copyrights, material Patents and material Industrial Designs, in each case registered in the Canadian Intellectual Property Office and owned by such Grantor in its own name as of the date hereof, and all material Trade-mark Licenses, all material Copyright Licenses, all material Patent Licenses and material Industrial Designs (including, without limitation, material Trade-mark Licenses for registered Trade-marks, all material Copyright Licenses for registered Copyrights, material Patent Licenses for registered Patents and material Industrial Design Licenses for registered Industrial Designs) owned by such Grantor in its own name as of the date hereof.

4.3    Representations and Warranties of Each Pledgor. To induce the Canadian Collateral Agent, the Canadian Agent and the Lenders to enter into the ABL Credit Agreement and to induce the Canadian Facility Lenders to make their respective extensions of credit to the Canadian Borrowers thereunder, each Pledgor hereby represents and warrants to the Canadian Collateral Agent and each other Secured Party that:

4.3.1    The Pledged Securities pledged by such Pledgor hereunder constitute, in the case of shares of a Subsidiary, all the issued and outstanding shares of all classes of the Capital Stock of such Subsidiary owned by such Pledgor.

4.3.2    All the Pledged Securities pledged by such Pledgor hereunder have been duly and validly issued and are fully paid and nonassessable (or the equivalent, if any, under applicable foreign law).

4.3.3    Such Pledgor is the record and beneficial owner of, and has good title to, the Pledged Securities pledged by it hereunder, free of any and all Liens or options in favor of, or claims of, any other Person, except the security interest created by this Agreement and Liens arising by operation of law or permitted by the ABL Credit Agreement (or described in the definition of “Permitted Lien” in the ABL Credit Agreement).

4.3.4    The terms of any interest in a partnership or limited liability company that is Pledged Collateral of such Pledgor expressly provide that such interest is a “security” for the purposes of the STA.

4.3.5    There are no outstanding warrants, options or other rights to purchase, or other agreements outstanding with respect to, or property that is now or hereafter convertible into, or that requires the issuance or sale of, any Pledged Securities of such Pledgor.

4.3.6    There is no existing agreement, option, right or privilege capable of becoming an agreement or option pursuant to which such Pledgor would be required to sell or otherwise dispose of any Pledged Securities of such Pledgor or under which any Pledged Issuer thereof has any obligation to issue any Securities of such Pledged Issuer to any Person.

4.3.7    Except with respect to security interests in Pledged Securities (if any) constituting Specified Assets, upon delivery to the Canadian Collateral Agent or the Secured Party Representative acting as agent for the Canadian Collateral Agent for purposes of perfection, as applicable, in accordance with the Intercreditor Agreement, of the certificates evidencing the Pledged Securities held by such Pledgor together with executed undated stock powers or other instruments of transfer, the security interest created in such Pledged Securities constituting Certificated Securities by this Agreement, assuming the continuing possession of such Pledged Securities by the Canadian Collateral Agent or the Secured Party Representative so acting as agent, in accordance with the Intercreditor Agreement, will constitute a valid, perfected first priority security interest in such Pledged Securities to the extent provided in and governed by the PPSA, enforceable in accordance with its terms against all creditors of such Pledgor and any Persons purporting to purchase such Pledged Securities from such Pledgor, except as enforceability may be affected by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

4.3.8    Upon filing of the financing statements listed on Schedule 3 hereto, the security interest created by this Agreement in such Pledged Securities that constitute Uncertificated Securities, will constitute a valid, perfected first priority security interest in such Pledged Securities constituting Uncertificated Securities, enforceable in accordance with its terms against all creditors of such Pledgor and any persons purporting to purchase such Pledged Securities from such Pledgor, except as enforceability may be affected by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

SECTION 5    COVENANTS

5.1    Covenants of Each Guarantor. Each Guarantor covenants and agrees with the Canadian Collateral Agent and the other Secured Parties that, from and after the date of this Agreement until the earliest to occur of (i) the date upon which the Canadian Facility Revolving Credit Loans, any Reimbursement Obligations with respect to Canadian Facility Letters of Credit, and all other Obligations then due and owing, shall have been paid in full in cash, no Canadian Facility Letter of Credit shall be outstanding (except for Canadian Facility Letters of Credit that have been cash collateralized in a manner satisfactory to the Canadian Facility Issuing Lender) and the Commitments shall have terminated, (ii) as to any Guarantor, the date upon which all the Capital Stock of such Guarantor shall have been sold or otherwise disposed of (to a Person other than the Parent Borrower or a Restricted Subsidiary) in accordance with the terms of the ABL Credit Agreement or (iii) as to any Guarantor, the designation of such Guarantor as an Unrestricted Subsidiary, such Guarantor shall take, or shall refrain from taking, as the case may be, each action that is necessary to be taken or not taken, as the case may be, so that no Default or Event of Default is caused by the failure to take such action or to refrain from taking such action by such Guarantor or any of its Restricted Subsidiaries.

5.2    Covenants of Each Grantor. Each Grantor covenants and agrees with the Canadian Collateral Agent and the other Secured Parties that, from and after the date of this Agreement until the earlier to occur of (i) the date upon which the Canadian Facility Revolving Credit Loans, any Reimbursement Obligations with respect to Canadian Facility Letters of Credit, and all other Obligations then due and owing, shall have been paid in full in cash, no Canadian Facility Letter of Credit shall be outstanding (except for Canadian Facility Letters of Credit that have been cash collateralized in a manner satisfactory to the Canadian Facility Issuing Lender) and the Commitments shall have terminated, (ii) as to any Grantor, the date upon which all the Capital Stock of such Grantor shall have been sold or otherwise disposed of (to a Person other than the Parent Borrower or a Restricted Subsidiary) in accordance with the terms of the ABL Credit Agreement or (iii) as to any Grantor, the designation of such Grantor as an Unrestricted Subsidiary:

5.2.1    Delivery of Instruments and Chattel Paper. If any amount payable under or in connection with any of such Grantor’s Collateral shall be or become evidenced by any Instrument or Chattel Paper, such Grantor shall (except as provided in the following sentence) be entitled to retain possession of all Collateral of such Grantor evidenced by any Instrument or Chattel Paper, and shall hold all such Collateral in trust for the Canadian Collateral Agent, for the ratable benefit of the Secured Parties. In the event that an Event of Default shall have occurred and be continuing, upon the request of the Canadian Collateral Agent, such Instrument or Chattel Paper shall be promptly delivered to the Canadian Collateral Agent, duly endorsed in a manner satisfactory to the Canadian Collateral Agent, to be held as Collateral pursuant to this Agreement. Such Grantor shall not permit any other Person to possess any such Collateral at any time other than in connection with any sale or other disposition of such Collateral in a transaction permitted by the ABL Credit Agreement.

5.2.2    Maintenance of Insurance. Such Grantor will maintain with financially sound and reputable insurance companies insurance on, or self insure, all property material to the business of the Parent Borrower and its Subsidiaries, taken as a whole, in at least such amounts and against at least such risks (but including in any event public liability, product liability and business interruption) as are consistent with the past practices of the Parent Borrower and its Subsidiaries and otherwise as are usually insured against in the same general area by companies engaged in the same or a similar business; furnish to the Canadian Collateral Agent, upon written request, information in reasonable detail as to the insurance carried.

5.2.3    Payment of Obligations. Such Grantor will pay and discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all material taxes, assessments and governmental charges or levies imposed upon such Grantor’s Collateral or in respect of income or profits therefrom, as well as all material claims of any kind (including, without limitation, material claims for labor, materials and supplies) against or with respect to such Grantor’s Collateral, except where the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves in conformity with GAAP with respect thereto have been provided on the books of such Grantor and except to the extent that failure to do so, in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

5.2.4    Maintenance of Perfected Security Interest; Further Documentation.

(a)    Such Grantor shall maintain the security interest created by this Agreement in such Grantor’s Collateral as a security interest having at least the perfection and priority described in subsection 4.2.2 this Agreement and shall defend such security interest against the claims and demands of all Persons whomsoever.

(b)    Such Grantor will furnish to the Canadian Collateral Agent from time to time statements and schedules further identifying and describing such Grantor’s Collateral and such other reports in connection with such Grantor’s Collateral as the Canadian Collateral Agent may reasonably request in writing, all in reasonable detail.

(c)    At any time and from time to time, upon the written request of the Canadian Collateral Agent, and at the sole expense of such Grantor, such Grantor will promptly and duly execute and deliver such further instruments and documents and take such further actions as the Canadian Collateral Agent may reasonably request for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted by such Grantor, including, without limitation, the filing of any financing or financing change statements under the PPSA with respect to the security interests created hereby.

5.2.5    Changes in Name, Jurisdiction of Organization, etc. Such Grantor will not, except upon not less than 30 days’ prior written notice to the Canadian Collateral Agent, change its name or jurisdiction of organization (whether by amalgamation or otherwise) or move any of its Collateral to a new jurisdiction other than disclosed in Schedule 4; provided that, promptly after receiving a written request therefor from the Canadian Collateral Agent, such Grantor shall deliver to the Canadian Collateral Agent all additional financing statements or financing change statements and other documents reasonably requested by the Canadian Collateral Agent to maintain the validity, perfection and priority of the security interests as and to the extent provided for herein.

5.2.6    Notices. Such Grantor will advise the Canadian Collateral Agent promptly, in reasonable detail, of:

(a)    any Lien (other than security interests created hereby or Liens permitted under the ABL Credit Agreement or Liens described in the definition of “Permitted Lien” in the ABL Credit Agreement) on any of such Grantor’s Collateral which would materially adversely affect the ability of the Canadian Collateral Agent to exercise any of its remedies hereunder;

(b)    any change to a Pledged Securities Intermediary’s Jurisdiction, Pledged Issuer’s Jurisdiction, or Pledged Future Intermediary’s Jurisdiction;

(c)    any merger or amalgamation of such Grantor with any other Person;

(d)    any additional jurisdiction in which such Grantor carries on business or has tangible Collateral;

(e)    any additional jurisdiction in which material account debtors of such Grantor are located;

(f)    any acquisition of any right, title or interest in real property by such Grantor;

(g)    the creation or acquisition of any Subsidiary of such Grantor; and

(h)    the occurrence of any other event which would reasonably be expected to have a material adverse effect on the security interests created hereby.

Such Grantor will not effect or permit any of the changes referred to in clauses (c) through (g) above unless all filings have been made and all other actions taken that are required in order for the Canadian Collateral Agent to continue at all times following such change to have a valid and perfected first priority security interest in respect of all of the Collateral of such Grantor.

5.2.7    Pledged Securities. In the case of each Grantor that is an Issuer, such Issuer agrees that (i) it will be bound by the terms of this Agreement relating to the Pledged Securities issued by it and will comply with such terms insofar as such terms are applicable to it, after the occurrence and during the continuance of an Event of Default it shall comply with all instructions of the Canadian Collateral Agent with respect to such Pledged Securities, other than ULC Shares, without consent of the applicable Grantor, (ii) it will notify the Canadian Collateral Agent promptly in writing of the occurrence of any of the events described in subsection 5.3.4 with respect to the Pledged Securities issued by it and (iii) the terms of subsections 6.3(c) and 6.7 shall apply to it, mutatis mutandis, with respect to all actions that may be required of it pursuant to subsection 6.3(c) or 6.7 with respect to the Pledged Securities, other than ULC Shares, issued by it.

5.2.8    Accounts Receivable.

(a)    With respect to Accounts Receivable constituting Collateral, other than in the ordinary course of business or as permitted by the Loan Documents, such Grantor will not (i) grant any extension of the time of payment of any of such Grantor’s Accounts Receivable, (ii) compromise or settle any such Account Receivable for less than the full amount thereof, (iii) release, wholly or partially, any Person liable for the payment of any Account Receivable, (iv) allow any credit or discount whatsoever on any such Account Receivable or (v) amend, supplement or modify any Account Receivable unless such extensions, compromises, settlements, releases, credits or discounts would not reasonably be expected to materially adversely affect the value of the Accounts Receivable constituting Collateral taken as a whole.

(b)    Such Grantor will deliver to the Canadian Collateral Agent a copy of each material demand, notice or document received by it that questions or calls into doubt the validity or enforceability of more than 10% of the aggregate amount of the then outstanding Accounts Receivable.

5.2.9    Maintenance of Records. Such Grantor will keep and maintain at its own cost and expense reasonably satisfactory and complete records of its Collateral, including, without limitation, a record of all payments received and all credits granted with respect to such Collateral, and shall mark such records to evidence this Agreement and the Liens and the security interests created hereby.

5.2.10    Acquisition of Intellectual Property. Within 90 days after the end of each calendar year, such Grantor will, notify the Canadian Collateral Agent of any acquisition by such Grantor of (i) any registration of any material Copyright, Patent, Trade-mark or Industrial Design or (ii) any exclusive rights under a material Copyright License, Patent License, Trade-mark License or Industrial Design License constituting Collateral, and shall take such actions as may be reasonably requested by the Canadian Collateral Agent (but only to the extent such actions are within such Grantor’s control) to perfect the security interest granted to the Canadian Collateral Agent and the other Secured Parties therein, to the extent provided herein in respect of any Copyright, Patent, Trade-mark or Industrial Design constituting Collateral on the date hereof, by (x) the execution and delivery of an amendment or supplement to this Agreement (or amendments to any such agreement previously executed or delivered by such Grantor) and/or (y) the making of appropriate registrations (I) of financing statements under the PPSA and/or (II) in the Canadian Intellectual Property Office, or with any other applicable Canadian Governmental Authority.

5.2.11    Protection of Trade Secrets. Such Grantor shall take all steps which it deems commercially reasonable to preserve and protect the secrecy of all material Trade Secrets of such Grantor.

5.2.12    Deposit Accounts; Etc. Such Grantor shall take, or refrain from taking, as the case may be, each action that is necessary to be taken or not taken, as the case may be, so that no breach of subsection 4.16 of the ABL Credit Agreement is caused by the failure to take such action or to refrain from taking such action by such Grantor or any of its Subsidiaries.

5.3    Covenants of Each Pledgor. Each Pledgor covenants and agrees with the Canadian Collateral Agent and the other Secured Parties that, from and after the date of this Agreement until the earliest to occur of (i) the Canadian Facility Revolving Credit Loans, any Reimbursement Obligations with respect to Canadian Facility Letters of Credit, and all other Obligations then due and owing, shall have been paid in full in cash, no Canadian Facility Letter of Credit shall be outstanding (except for Canadian Facility Letters of Credit that have been cash collateralized in a manner satisfactory to the Canadian Facility Issuing Lender) and the Commitments shall have terminated, (ii) as to any Pledgor, all the Capital Stock of such Pledgor shall have been sold or otherwise disposed of (to a Person other than Holdings, the Parent Borrower or a Subsidiary of either) as permitted under the terms of the ABL Credit Agreement or (iii) the designation of such Pledgor as an Unrestricted Subsidiary:

5.3.1    Pledged Certificated Securities. Such Pledgor will, subject to subsection 3.3.1 hereof, deliver to the Canadian Collateral Agent (that will hold the same on behalf of the Secured Parties) or the Secured Party Representative, acting as agent for the Canadian Collateral Agent, any and all Pledged Security Certificates of such Pledgor and other materials as may be required from time to time to provide the Canadian Collateral Agent or such Secured Party Representative with control over all Pledged Certificated Securities of such Pledgor in the manner provided under section 23 of the STA, if applicable.

5.3.2    Pledged Uncertificated Securities. Such Pledgor will, subject to subsection 3.3.1 hereof, deliver to the Canadian Collateral Agent (that will hold the same on behalf of the Secured Parties) or the Secured Party Representative, acting as agent for the Canadian Collateral Agent, any and all such documents, agreements and other materials as may be required from time to time to provide the Canadian Collateral Agent or such Secured Party Representative with control over all Pledged Uncertificated Securities of such Pledgor in the manner provided under section 24 of the STA, if applicable.

5.3.3    Pledged Security Entitlements. Such Pledgor will, subject to subsection 3.3.1 hereof, deliver to the Canadian Collateral Agent (that will hold the same on behalf of the Secured Parties) or the Secured Party Representative, acting as agent for the Canadian Collateral Agent, any and all such documents, agreements and other materials as may be required from time to time to provide the Canadian Collateral Agent or such Secured Party with control over all Pledged Security Entitlements of such Pledgor in the manner provided under Section 25 or 26 of the STA, if applicable.

5.3.4    Additional Shares. If such Pledgor shall, as a result of its ownership of its Pledged Securities, become entitled to receive or shall receive any stock certificate (including, without limitation, any stock certificate representing a stock or share dividend or a distribution in connection with any reclassification, increase or reduction of capital or any certificate issued in connection with any reorganization), stock option or similar rights in respect of the Capital Stock of any Issuer, whether in addition to, in substitution of, as a conversion of, or in exchange for, any shares of the Pledged Securities, or otherwise in respect thereof, such Pledgor shall hold the same in trust for the Canadian Collateral Agent and the other Secured Parties and deliver the same forthwith to the Canadian Collateral Agent (that will hold the same on behalf of the Secured Parties as Pledged Collateral) or the Secured Party Representative, acting as agent for the Canadian Collateral Agent, in accordance with the Intercreditor Agreement, in the exact form received, duly endorsed by such Pledgor to the Canadian Collateral Agent or the Secured Party Representative, as applicable, in accordance with the Intercreditor Agreement, if required, or accompanied by an undated stock power covering such certificate duly executed in blank by such Pledgor, to be held by the Canadian Collateral Agent or the Secured Party Representative, as applicable, in accordance with the Intercreditor Agreement, subject to the terms hereof, as additional collateral security for the Obligations (subject to subsection 3.3). Except in the case of ULC Shares, any sums paid upon or in respect of the Pledged Securities upon the liquidation or dissolution of any Issuer (except any liquidation or dissolution of any Subsidiary of the Borrower permitted by the ABL Credit Agreement) shall be paid over to the Canadian Collateral Agent or the Secured Party Representative, acting as agent for the Canadian Collateral Agent, in accordance with the Intercreditor Agreement, to be held by the Canadian Collateral Agent or the Secured Party Representative, as applicable, in accordance with the Intercreditor Agreement, subject to the terms hereof as additional collateral security for the Obligations, and except in the case of ULC Shares, in case any distribution of capital shall be made on or in respect of the Pledged Securities or any property shall be distributed upon or with respect to the Pledged Securities pursuant to the recapitalization or reclassification of the capital of any Issuer or pursuant to the reorganization thereof, the property so distributed shall, unless otherwise subject to a perfected security interest in favor of the Canadian Collateral Agent, be delivered to the Canadian Collateral Agent, or the Secured Party Representative, acting as agent for the Canadian Collateral Agent, in accordance with the Intercreditor Agreement, to be held by the Canadian Collateral Agent or the Secured Party Representative, as applicable, in accordance with the Intercreditor Agreement, subject to the terms hereof as additional collateral security for the Obligations, in each case except as otherwise provided by the Intercreditor Agreement. If any sums of money or property so paid or distributed in respect of the Pledged Securities shall be received by such Pledgor, such Pledgor shall, until such money or property is paid or delivered to the Canadian Collateral Agent or the Secured Party Representative, acting as agent for the Canadian Collateral Agent, in accordance with the Intercreditor Agreement, hold such money or property in trust for the Secured Parties, segregated from other funds of such Pledgor, as additional collateral security for the Obligations.

5.3.5    Pledged Futures Contracts. Such Pledgor will deliver to the Canadian Collateral Agent (that will hold the same on behalf of the Secured Parties) or the Secured Party Representative, acting as agent for the Canadian Collateral Agent, any and all such documents, agreements and other materials as may be required from time to time to provide the Canadian Collateral Agent or such Secured Party Representative with control over all Pledged Futures Contracts of such Pledgor in the manner provided under subsection 1(2) of the PPSA.

5.3.6    Partnerships, Limited Liability Companies. Such Pledgor will ensure that the terms of any interest in a partnership or limited liability company that is Pledged Collateral of such Pledgor will expressly provide that such interest is a “security” for the purposes of the STA.

5.3.7    Transfer Restrictions. If the constating documents of any Pledged Issuer restrict the transfer of the Securities of such Pledged Issuer, then such Pledgor will, except in the case of ULC Shares, deliver to the Canadian Collateral Agent a certified copy of a resolution of the directors, shareholders, unitholders or partners of such Pledged Issuer, as applicable, consenting to the transfer(s) contemplated by this Agreement, including any prospective transfer of the Pledged Collateral of such Pledgor by the Canadian Collateral Agent upon a realization on the security interests.

5.3.8    Merger or Consolidation. Such Pledgor will not permit any Pledged Issuer to merge or consolidate unless all of the outstanding Capital Stock of the surviving or resulting corporation is, upon such merger or consolidation, pledged under this Agreement, and no cash, securities or other property is distributed in respect of the outstanding shares of any other constituent corporation.

5.3.9    Maintenance of Pledged Securities. Without the prior written consent of the Canadian Collateral Agent, such Pledgor will not (except as permitted by the ABL Credit Agreement) (i) vote to enable, or take any other action to permit, any Issuer to issue any stock or other equity securities of any nature or to issue any other securities convertible into, or granting the right to purchase or exchange for, any stock or other equity securities of any nature of any Issuer, (ii) sell, assign, transfer, exchange, or otherwise dispose of, or grant any option with respect to, the Pledged Securities or Proceeds thereof, (iii) create, incur or permit to exist any Lien or option in favor of, or any material adverse claim of any Person with respect to, any of the Pledged Securities or Proceeds thereof, or any interest therein, except for the security interests created by this Agreement or Liens arising by operation of law or (iv) enter into any agreement or undertaking restricting the right or ability of such Pledgor or the Canadian Collateral Agent to sell, assign or transfer any of the Pledged Securities or Proceeds thereof.

5.3.10    Pledged Notes. Such Pledgor shall, on the date of this Agreement (or on such later date upon which it becomes a party hereto pursuant to subsection 9.15), deliver to the Canadian Collateral Agent, or the Cash Flow Collateral Agent or any Additional Agent, as applicable, in accordance with the Intercreditor Agreement, all Pledged Notes then held by such Pledgor (excluding any Pledged Note the principal amount of which does not exceed $3,000,000), endorsed in blank or, at the request of the Canadian Collateral Agent or the Secured Party Representative, acting as agent for the Canadian Collateral Agent, in accordance with the Intercreditor Agreement, endorsed to the Canadian Collateral Agent or the Secured Party Representative, as applicable, in accordance with the Intercreditor Agreement. Furthermore, within ten Business Days after any Pledgor obtains a Pledged Note with a principal amount in excess of $3,000,000, such Pledgor shall cause such Pledged Note to be delivered to the Canadian Collateral Agent or the Secured Party Representative, acting as agent for the Canadian Collateral Agent, in accordance with the Intercreditor Agreement, endorsed in blank or, at the request of the Canadian Collateral Agent or the Secured Party Representative, as applicable, in accordance with the Intercreditor Agreement, endorsed to the Canadian Collateral Agent or the Secured Party Representative, as applicable, in accordance with the Intercreditor Agreement.

5.3.11    Maintenance of Security Interest. Such Pledgor shall maintain the security interest created by this Agreement in such Pledgor’s Pledged Collateral as a security interest having at least the perfection and priority described in subsection 4.3.7 or 4.3.8, as applicable, and shall defend such security interest against the claims and demands of all Persons whomsoever. At any time and from time to time, upon the written request of the Canadian Collateral Agent and at the sole expense of such Pledgor, such Pledgor will promptly and duly execute and deliver such further instruments and documents and take such further actions as the Canadian Collateral Agent may reasonably request for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted by such Pledgor.

SECTION 6    REMEDIAL PROVISIONS

6.1     Certain Matters Relating to Accounts.

(a)    At any time and from time to time after the occurrence and during the continuance of an Event of Default, the Canadian Collateral Agent shall have the right to make test verifications of the Accounts Receivable in any reasonable manner and through any reasonable medium that it reasonably considers advisable, and the relevant Grantor shall furnish all such assistance and information as the Canadian Collateral Agent may reasonably require in connection with such test verifications. At any time and from time to time after the occurrence and during the continuance of an Event of Default, upon the Canadian Collateral Agent’s reasonable request and at the expense of the relevant Grantor, such Grantor shall cause independent public or chartered accountants or others reasonably satisfactory to the Canadian Collateral Agent to furnish to the Canadian Collateral Agent reports showing reconciliations, aging and test verifications of, and trial balances for, the Accounts Receivable constituting Collateral.

(b)    The Canadian Collateral Agent hereby authorizes each Grantor to collect such Grantor’s Accounts Receivable and the Canadian Collateral Agent may curtail or terminate said authority at any time after the occurrence and during the continuance of an Event of Default specified in subsection 9(a) of the ABL Credit Agreement. If required by the Canadian Collateral Agent at any time after the occurrence and during the continuance of an Event of Default specified in subsection 9(a) of the ABL Credit Agreement, any Proceeds constituting payments or other cash proceeds of Accounts Receivable constituting Collateral, when collected by such Grantor, (i) shall be forthwith (and, in any event, within two Business Days of receipt by such Grantor) deposited in, or otherwise transferred by such Grantor to, the Collateral Proceeds Account, subject to withdrawal by the Canadian Collateral Agent for the account of the Secured Parties only as provided in subsection 6.5, and (ii) until so turned over, shall be held by such Grantor in trust for the Canadian Collateral Agent and the other Secured Parties, segregated from other funds of such Grantor. All Proceeds constituting collections or other cash proceeds of Accounts Receivable constituting Collateral while held by the Collateral Account Bank (or, by any Grantor in trust for the benefit of the Canadian Collateral Agent and the other Secured Parties) shall continue to be collateral security for all of the Obligations and shall not constitute payment thereof until applied as hereinafter provided. At any time when an Event of Default specified in subsection 9(a) of the ABL Credit Agreement has occurred and is continuing, at the Canadian Collateral Agent’s election, each of the Canadian Collateral Agent and the Canadian Agent may apply all or any part of the funds on deposit in the Collateral Proceeds Account established by the relevant Grantor to the payment of the Obligations of such Grantor then due and owing, such application to be made as set forth in subsection 6.5 hereof. So long as no Event of Default has occurred and is continuing, the funds on deposit in the Collateral Proceeds Account shall be remitted as provided in subsection 6.1(d) hereof.

(c)    At any time and from time to time after the occurrence and during the continuance of an Event of Default specified in subsection 9(a) of the ABL Credit Agreement, at the Canadian Collateral Agent’s request, each Grantor shall deliver to the Canadian Collateral Agent copies or, if required by the Canadian Collateral Agent for the enforcement thereof or foreclosure thereon, originals of all documents held by such Grantor evidencing, and relating to, the agreements and transactions which gave rise to such Grantor’s Accounts Receivable constituting Collateral, including, without limitation, all statements relating to such Grantor’s Accounts Receivable constituting Collateral and all orders, invoices and shipping receipts.

(d)    So long as no Event of Default has occurred and is continuing, the Canadian Collateral Agent shall instruct the Collateral Account Bank to promptly remit any funds on deposit in each Grantor’s Collateral Proceeds Account to such Grantor’s General Fund Account or any other account designated by such Grantor. In the event that an Event of Default has occurred and is continuing, the

Canadian Collateral Agent and the Grantors agree that the Canadian Collateral Agent, at its option, may require that each Collateral Proceeds Account and the General Fund Account of each Grantor be established at the Canadian Collateral Agent. Each Grantor shall have the right, at any time and from time to time, to withdraw such of its own funds from its own General Fund Account, and to maintain such balances in its General Fund Account, as it shall deem to be necessary or desirable.

6.2    Communications with Obligors; Grantors Remain Liable.

(a)    The Canadian Collateral Agent in its own name or in the name of others, may at any time and from time to time after the occurrence and during the continuance of an Event of Default specified in subsection 9(a) of the ABL Credit Agreement, communicate with obligors under the Accounts Receivable and parties to the Contracts (in each case, to the extent constituting Collateral) to verify with them to the Canadian Collateral Agent’s’ satisfaction the existence, amount and terms of any Accounts Receivable or Contracts.

(b)    Upon the request of the Canadian Collateral Agent at any time after the occurrence and during the continuance of an Event of Default specified in subsection 9(a) of the ABL Credit Agreement, each Grantor shall notify obligors on such Grantor’s Accounts Receivable and parties to such Grantor’s Contracts (in each case, to the extent constituting Collateral) that such Accounts Receivable and such Contracts have been assigned to the Canadian Collateral Agent, for the ratable benefit of the Secured Parties, and that payments in respect thereof shall be made directly to the Canadian Collateral Agent.

(c)    Anything herein to the contrary notwithstanding, each Grantor shall remain liable under each of such Grantor’s Accounts Receivable to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement giving rise thereto. None of the Canadian Collateral Agent, the Canadian Agent or any other Secured Party shall have any obligation or liability under any Account Receivable (or any agreement giving rise thereto) by reason of or arising out of this Agreement or the receipt by the Canadian Collateral Agent or any other Secured Party of any payment relating thereto, nor shall the Canadian Collateral Agent or any other Secured Party be obligated in any manner to perform any of the obligations of any Grantor under or pursuant to any Account Receivable (or any agreement giving rise thereto) to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party thereunder, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts that may have been assigned to it or to which it may be entitled at any time or times.

6.3    Pledged Securities.

(a)    Subject to subsection 3.3.1 hereof, unless an Event of Default shall have occurred and be continuing and the Canadian Collateral Agent shall have given notice to the relevant Pledgor of the Canadian Collateral Agent’s intent to exercise its corresponding rights pursuant to subsection 6.3(b), each Pledgor shall be permitted to receive all cash dividends and distributions paid in respect of the Pledged Securities (subject to the last two sentences of subsection 5.3.4 of this Agreement) and all payments made in respect of the Pledged Notes, to the extent permitted in the ABL Credit Agreement, and to exercise all voting and corporate rights with respect to the Pledged Securities; provided, however, that no vote shall be cast or corporate right exercised or such other action taken (other than in connection with a transaction expressly permitted by the ABL Credit Agreement) which, in the Canadian Collateral Agent’s reasonable judgment, would materially impair the Pledged Securities or the related rights or remedies of the Secured Parties or which would be inconsistent with or result in any violation of any provision of the ABL Credit Agreement, this Agreement or any other Loan Document.

(b)    If an Event of Default shall occur and be continuing and the Canadian Collateral Agent shall give notice of its intent to exercise such rights to the relevant Pledgor or Pledgors, (i) the Canadian Collateral Agent or the Secured Party Representative, acting as agent for the Canadian Collateral Agent, in accordance with the terms of the Intercreditor Agreement, shall have the right, except in the case of ULC Shares, to receive any and all cash dividends, payments or other Proceeds paid in respect of the Pledged Securities and make application thereof to the Obligations of the relevant Pledgor in such order as is provided in subsection 6.5, and (ii) except in the case of ULC Shares, any or all of the Pledged Securities shall be registered in the name of the Canadian Collateral Agent or the Secured Party Representative, or the respective nominee of either thereof, as applicable, in accordance with the Intercreditor Agreement, and the Canadian Collateral Agent or the Secured Party Representative, or the respective nominee of either thereof, as applicable, in accordance with the terms of the Intercreditor Agreement, may thereafter exercise (x) except in the case of ULC Shares, all voting, corporate and other rights pertaining to such Pledged Securities at any meeting of shareholders of the relevant Issuer or Issuers or otherwise and (y) except in the case of ULC Shares, any and all rights of conversion, exchange, subscription and any other rights, privileges or options pertaining to such Pledged Securities as if it were the absolute owner thereof (including, without limitation, the right to exchange at its discretion any and all of the Pledged Securities, other than ULC Shares, upon the merger, consolidation, reorganization, recapitalization or other fundamental change in the corporate structure of any Issuer, or upon the exercise by the relevant Pledgor or the Canadian Collateral Agent or the Secured Party Representative, as applicable, in accordance with the terms of the Intercreditor Agreement, of any right, privilege or option pertaining to such Pledged Securities, other than ULC Shares, and in connection therewith, the right to deposit and deliver any and all of the Pledged Securities, other than ULC Shares, with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as the Canadian Collateral Agent or the Secured Party Representative, as applicable, in accordance with the terms of the Intercreditor Agreement, may reasonably determine), all without liability (other than for its gross negligence or willful misconduct) except to account for property actually received by it, but the Canadian Collateral Agent or the Secured Party Representative, as applicable, shall have no duty to any Pledgor to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing, provided that the Canadian Collateral Agent or the Secured Party Representative, as applicable, shall not exercise any voting or other consensual rights pertaining to the Pledged Securities in any way that would constitute an exercise of the remedies described in subsection 6.6 other than in accordance with subsection 6.6.

(c)    Each Pledgor hereby authorizes and instructs each Issuer or maker of any Pledged Securities pledged by such Pledgor hereunder, other than ULC Shares, to (i) comply with any instruction received by it from the Canadian Collateral Agent in writing that (x) states that an Event of Default has occurred and is continuing and (y) is otherwise in accordance with the terms of this Agreement, without any other or further instructions from such Pledgor, and each Pledgor agrees that each Issuer or maker shall be fully protected in so complying, and (ii) unless otherwise expressly permitted or prohibited hereby, pay any dividends or other payments with respect to the Pledged Securities directly to the Canadian Collateral Agent.

6.4    Proceeds To Be Turned Over to the Canadian Collateral Agent. In addition to the rights of the Canadian Collateral Agent and the other Secured Parties specified in subsection 6.1 with respect to payments of Accounts Receivable constituting Collateral, if an Event of Default shall occur and be continuing, and the Canadian Collateral Agent shall have instructed any Grantor to do so, all Proceeds of Collateral received by such Grantor consisting of cash, cheques and other Cash Equivalent items shall be held by such Grantor in trust for the Canadian Collateral Agent and the other Secured Parties hereto, the Cash Flow Collateral Agent and the other Secured Parties, any Additional Agent and the other applicable Additional Secured Parties (as defined in the Intercreditor Agreement) or the Secured Party Representative, as applicable, in accordance with the terms of the Intercreditor Agreement, segregated from other funds of such Grantor, and shall, forthwith upon receipt by such Grantor, be turned over to the Canadian Collateral Agent, the Cash Flow Collateral Agent, any Additional Agent or the Secured Party Representative, as applicable, in accordance with the terms of the Intercreditor Agreement (or their respective agents appointed for purposes of perfection), in the exact form received by such Grantor (duly indorsed by such Grantor to the Canadian Collateral Agent, the Cash Flow Collateral Agent, any Additional Agent or the Secured Party Representative, as applicable, in accordance with the terms of the Intercreditor Agreement, if required). All Proceeds of Collateral received by the Canadian Collateral Agent hereunder shall be held by the Canadian Collateral Agent in the relevant Collateral Proceeds Account maintained under its sole dominion and control. All Proceeds of Collateral while held by the Canadian Collateral Agent in such Collateral Proceeds Account (or by the relevant Grantor in trust for the Canadian Collateral Agent and the other Secured Parties) shall continue to be held as collateral security for all the Obligations of such Grantor and shall not constitute payment thereof until applied as provided in subsection 6.5.

6.5    Application of Proceeds. It is agreed that if an Event of Default shall occur and be continuing, any and all Proceeds of the relevant Grantor’s Collateral (as defined in the ABL Credit Agreement) received by the Canadian Collateral Agent (whether from the relevant Grantor or otherwise) shall be held by the Canadian Collateral Agent for the benefit of the Secured Parties as collateral security for the Obligations of the relevant Grantor (whether matured or unmatured), and/or then or at any time thereafter may, in the sole discretion of the Canadian Collateral Agent, be applied by the Canadian Collateral Agent against the Obligations of the relevant Grantor then due and owing in the order of priority set forth in the Intercreditor Agreement.

6.6    PPSA and Other Remedies.

(a)    Subject to subsection 3.3.1 hereof, if an Event of Default shall occur and be continuing, the Canadian Collateral Agent, on behalf of the Secured Parties, may exercise, in addition to all other rights and remedies granted to them in this Agreement, the ABL Credit Agreement and in any other instrument or agreement securing, evidencing or relating to the Obligations to the extent permitted by applicable law, all rights and remedies of a secured party under the Bankruptcy and Insolvency Act (Canada), the Companies Creditors Arrangement Act (Canada), the Winding-Up and Restructuring Act (Canada) and the PPSA and under any other applicable law and in equity. Subject to subsection 3.3.1 hereof, without limiting the generality of the foregoing, to the extent permitted by applicable law, the Canadian Collateral Agent, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon any Grantor or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances, forthwith (subject to the terms of any documentation governing any Special Purpose Financing) collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith, subject to any existing reserved rights or licenses, sell, lease, assign, give option or options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker’s board or office of the Canadian Collateral Agent or any other Secured Party or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. The Canadian Collateral Agent or any other Secured Party shall have the right, to the extent permitted by law, upon any such sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in such Grantor, which right or equity is hereby waived and released. Each Grantor further agrees, at the Canadian Collateral Agent’s request (subject to the terms of any documentation governing any Special Purpose Financing), to assemble the Collateral and make it available to the Canadian Collateral Agent at places which the Canadian Collateral Agent shall reasonably select, whether at such Grantor’s premises or elsewhere. The Canadian Collateral Agent shall apply the net proceeds of any action taken by it pursuant to this subsection 6.6, after deducting all reasonable costs and expenses of every kind incurred in connection therewith or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Canadian Collateral Agent and the other Secured Parties hereunder, including, without limitation, reasonable attorneys’ fees and disbursements, to the payment in whole or in part of the Obligations of the relevant Grantor then due and owing, in the order of priority specified in subsection 6.5 above, and only after such application and after the payment by the Canadian Collateral Agent of any other amount required by any provision of law, need the Canadian Collateral Agent account for the surplus, if any, to such Grantor. To the extent permitted by applicable law, (i) such Grantor waives all claims, damages and demands it may acquire against the Canadian Collateral Agent or any other Secured Party arising out of the repossession, retention or sale of the Collateral, other than any such claims, damages and demands that may arise from the gross negligence or willful misconduct of any of the Canadian Collateral Agent or such other Secured Party, and (ii) if any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least 10 days before such sale or other disposition.

(b)    The Canadian Collateral Agent may appoint, remove or reappoint by instrument in writing, any Person or Persons, whether an officer or officers or an employee or employees of any Grantor or not, to be an interim receiver, receiver or receivers (hereinafter called a “Receiver”, which term when used herein shall include a receiver and manager) of such Collateral (including any interest, income or profits therefrom). Any such Receiver shall, to the extent permitted by applicable law, be deemed the agent of such Grantor and not of the Canadian Collateral Agent, and the Canadian Collateral Agent shall not be in any way responsible for any misconduct, negligence or non-feasance on the part of any such Receiver or its servants, agents or employees. Subject to the provisions of the instrument appointing it, any such Receiver shall (i) have such powers as have been granted to the Canadian Collateral Agent under this Section 6 and (ii) shall be entitled to exercise such powers at any time that such powers would otherwise be exercisable by the Canadian Collateral Agent under this Section 6, which powers shall include, but (subject to subsection 3.3.1 hereof) are not limited to, the power to take possession of the Collateral, to preserve the Collateral or its value, to carry on or concur in carrying on all or any part of the business of such Grantor and, subject to existing reserved rights or licenses, to sell, lease, license or otherwise dispose of or concur in selling, leasing, licensing or otherwise disposing of the Collateral. To facilitate the foregoing powers, any such Receiver may, to the exclusion of all others, including any Grantor, enter upon, use and occupy all premises owned or occupied by such Grantor wherein the Collateral may be situate, maintain the Collateral upon such premises, borrow money on a secured or unsecured basis and use the Collateral directly in carrying on such Grantor’s business or as security for loans or advances to enable the Receiver to carry on such Grantor’s business or otherwise, as such Receiver shall, in its reasonable discretion, determine. Except as may be otherwise directed by the Canadian Collateral Agent, all money received from time to time by such Receiver in carrying out his/her/its appointment shall be received in trust for and be paid over to the Canadian Collateral Agent and any surplus shall be applied in accordance with applicable law. Every such Receiver may, in the discretion of the Canadian Collateral Agent, be vested with, in addition to the rights set out herein, all or any of the rights and powers of the Canadian Agent, the Canadian Collateral Agent described in the ABL Credit Agreement, the PPSA, the Bankruptcy and Insolvency Act (Canada), the Companies Creditors Arrangement Act (Canada) or the Winding-Up and Restructuring Act (Canada).

6.7    Registration Rights.

(a)    If the Canadian Collateral Agent shall determine to exercise its right to sell any or all of the Pledged Securities pursuant to subsection 6.6, and if in the reasonable opinion of the Canadian Collateral Agent it is necessary or reasonably advisable to have the Pledged Securities, or that portion thereof to be sold, registered under the provisions of the applicable securities legislation, the relevant

Pledgor will, subject to subsection 3.3.1 hereof, use its reasonable best efforts to cause the Issuer thereof to (i) execute and deliver, and use its best efforts to cause the directors and officers of such Issuer to execute and deliver, all such instruments and documents, and do or cause to be done all such other acts as may be, in the reasonable opinion of the Canadian Collateral Agent, necessary or advisable to register such Pledged Securities, or that portion thereof to be sold, under the provisions of the applicable securities legislation, (ii) use its reasonable best efforts to cause the registration statement relating thereto to become effective and to remain effective for a period of not more than one year from the date of the first public offering of such Pledged Securities, or that portion thereof to be sold, and (iii) make all amendments thereto and/or to the related prospectus which, in the reasonable opinion of the Canadian Collateral Agent, are necessary or advisable, all in conformity with the requirements of the applicable securities legislation and the rules and regulations of the applicable securities commission or regulation applicable thereto. Such Pledgor agrees to use its reasonable best efforts to cause such Issuer to comply with the provisions of the securities laws of any and all provinces and territories that the Canadian Collateral Agent shall reasonably designate and to make available to its security holders, as soon as practicable, any statements (which need not be audited) that will satisfy the provisions of applicable securities legislation.

(b)    Such Pledgor recognizes that the Canadian Collateral Agent may be unable to effect a public sale of any or all such Pledged Securities, by reason of certain prohibitions contained applicable securities legislation or otherwise, and may be compelled to resort to one or more private sales thereof to a restricted group of purchasers which will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof. Such Pledgor acknowledges and agrees that any such private sale may result in prices and other terms less favorable than if such sale were a public sale and, notwithstanding such circumstances, to the extent permitted by applicable law, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner. The Canadian Collateral Agent shall not be under any obligation to delay a sale of any of the Pledged Securities for the period of time necessary to permit the Issuer thereof to register such securities for public sale under applicable securities legislation, even if such Issuer would agree to do so.

(c)    Such Pledgor agrees to use its reasonable best efforts to do or cause to be done all such other acts as may be necessary to make such sale or sales of all or any portion of such Pledged Securities pursuant to this subsection 6.7 valid and binding and in compliance with any and all other applicable Requirements of Law. Such Pledgor further agrees that a breach of any of the covenants contained in this subsection 6.7 will cause irreparable injury to the Canadian Collateral Agent and the Lenders, that the Canadian Collateral Agent and the Lenders have no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this subsection 6.7 shall be specifically enforceable against such Pledgor, and, to the extent permitted by applicable law, such Pledgor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no Event of Default has occurred or is continuing under the ABL Credit Agreement.

6.8    Waiver; Deficiency. Each Grantor shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay in full, the Canadian Facility Revolving Credit Loans, Reimbursement Obligations constituting Obligations of such Grantor and, to the extent then due and owing, all other Obligations of such Grantor and the reasonable fees and disbursements of any legal counsel employed by the Canadian Collateral Agent or any other Secured Party to collect such deficiency.

SECTION 7    THE CANADIAN COLLATERAL AGENT

7.1    Canadian Collateral Agent’s Appointment as Attorney-in-Fact, etc.

(a)    Each Grantor hereby irrevocably constitutes and appoints the Canadian Collateral Agent and any authorized officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Grantor and in the name of such Grantor or in its own name, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments that may be reasonably necessary or desirable to accomplish the purposes of this Agreement to the extent permitted by applicable law, provided that the Canadian Collateral Agent agrees not to exercise such power except upon the occurrence and during the continuance of any Event of Default. Without limiting the generality of the foregoing, at any time when an Event of Default has occurred and is continuing (in each case to the extent permitted by applicable law), (x) each Pledgor hereby gives the Canadian Collateral Agent the power and right, on behalf of such Pledgor, without notice or assent by such Pledgor, to execute, in connection with any sale provided for in subsection 6.6 or 6.7, any endorsements, assessments or other instruments of conveyance or transfer with respect to such Pledgor’s Pledged Collateral, and (y) each Grantor hereby gives the Canadian Collateral Agent the power and right, on behalf of such Grantor, without notice to or assent by such Grantor, to do any or all of the following:

(i)    subject to the terms of any documentation governing any Special Purpose Financing, in the name of such Grantor or its own name, or otherwise, take possession of and endorse and collect any cheques, drafts, notes, acceptances or other instruments for the payment of moneys due under any Account Receivable of such Grantor that constitutes Collateral or with respect to any other Collateral of such Grantor and file any claim or take any other action or institute any proceeding in any court of law or equity or otherwise deemed appropriate by the Canadian Collateral Agent for the impose of collecting any and all such moneys due under any Account Receivable of such Grantor that constitutes Collateral or with respect to any other Collateral of such Grantor whenever payable;

(ii)    in the case of any Copyright, Patent, Trade-mark or Industrial Design constituting Collateral of such Grantor, execute and deliver any and all agreements, instruments, documents and papers as the Canadian Collateral Agent may reasonably request to such Grantor to evidence the Canadian Collateral Agent’s and the Lenders’ security interest in such Copyright, Patent, Trade-mark or Industrial Design and the goodwill and intangibles of such Grantor relating thereto or represented thereby;

(iii)    pay or discharge taxes and Liens, other than Liens permitted under this Agreement or the other Loan Documents (including Permitted Liens), levied or placed on the Collateral of such Grantor, effect any repairs or any insurance called for by the terms of this Agreement and pay all or any part of the premiums therefor and the costs thereof; and

(iv)    subject to subsection 3.3.1 hereof and the terms of any documentation governing any Special Purpose Financing, (A) direct any party liable for any payment under any of the Collateral of such Grantor to make payment of any and all moneys due or to become due thereunder directly to the Canadian Collateral Agent or as the Canadian Collateral Agent shall direct; (B) ask or demand for, collect, receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral of such Grantor; (C) sign and endorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, notices and other documents in connection with any of the Collateral of such Grantor; (D) commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral of such Grantor or any portion thereof and to enforce any other right in respect of any Collateral of such Grantor; (E) defend any suit, action or proceeding brought against such Grantor with respect to any Collateral of such Grantor; (F) settle, compromise or adjust any such suit, action or proceeding described in clause (E) above and, in connection therewith, to give such discharges or releases as the Canadian Collateral Agent may deem appropriate; (G) subject to any existing reserved rights or licenses, assign any Copyright, Patent, Trade-mark or Industrial Design constituting Collateral of such Grantor (along with the goodwill of the business to which any such Copyright, Patent, Trade-mark or Industrial Design pertains), for such term or terms, on such conditions, and in such manner, as the Canadian Collateral Agent shall in its sole discretion determine; and (H) generally, sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral of such Grantor as fully and completely as though the Canadian Collateral Agent were the absolute owner thereof for all purposes, and do, at the Canadian Collateral Agent’s option and such Grantor’s expense, at any time, or from time to time, all acts and things which the Canadian Collateral Agent deems necessary to protect, preserve or realize upon the Collateral of such Grantor and the Canadian Collateral Agent’s and the other Secured Parties’ security interests therein and to effect the intent of this Agreement, all as fully and effectively as such Grantor might do.

(b)    The reasonable expenses of the Canadian Collateral Agent incurred in connection with actions undertaken as provided in this subsection 7.1, together with interest thereon at a rate per annum equal to the rate per annum at which interest would then be payable on past due Loans, from the date of payment by the Canadian Collateral Agent to the date reimbursed by the relevant Grantor, shall be payable by such Grantor to the Canadian Collateral Agent on demand.

(c)    Each Grantor hereby ratifies all that said attorney shall lawfully do or cause to be done by virtue hereof. All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable as to the relevant Grantor until this Agreement is terminated as to such Grantor, and the security interests in the Collateral of such Grantor created hereby are released.

7.2    Duty of Canadian Collateral Agent. The Canadian Collateral Agent’s sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession shall be to deal with it in the same manner as the Canadian Collateral Agent deals with similar property for its own account. None of the Canadian Collateral Agent, any other Secured Party or any of their respective officers, directors, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Grantor or any other Person or, except as otherwise provided herein, to take any other action whatsoever with regard to the Collateral or any part thereof. The powers conferred on the Canadian Collateral Agent and the other Secured Parties hereunder are solely to protect the Canadian Collateral Agent’s and the other Secured Parties’ interests in the Collateral and shall not impose any duty upon the Canadian Collateral Agent or any other Secured Party to exercise any such powers. The Canadian Collateral Agent and the other Secured Parties shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their officers, directors, employees or agents shall be responsible to any Grantor for any act or failure to act hereunder, except as otherwise provided herein or for their own gross negligence or willful misconduct.

7.3    Financing Statements. Pursuant to any applicable law, each Grantor authorizes the Canadian Collateral Agent to file or record financing statements, financing change statements and other filing or recording documents or instruments with respect to such Grantor’s Collateral without the signature of such Grantor in such form and in such offices as the Canadian Collateral Agent reasonably determines appropriate to perfect the security interests of the Canadian Collateral Agent under this Agreement. Each Grantor authorizes the Canadian Collateral Agent to use any collateral description reasonably determined by the Canadian Collateral Agent, including the collateral description “all personal property” or “all assets” in any such financing statements or financing change statements. The Canadian Collateral Agent agrees to notify the relevant Grantor of any financing or continuation statement filed by it; provided that any failure to give such notice shall not affect the validity or effectiveness of any such filing.

7.4    Authority of Canadian Collateral Agent. Each Grantor acknowledges that the rights and responsibilities of the Canadian Collateral Agent under this Agreement with respect to any action taken by the Canadian Collateral Agent or the exercise or non-exercise by the Canadian Collateral Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement or any amendment, supplement or other modification of this Agreement shall, as between the Canadian Collateral Agent and the Secured Parties, be governed by the ABL Credit Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Canadian Collateral Agent and the Grantors, the Canadian Collateral Agent shall be conclusively presumed to be acting as agent for the Secured Parties with full and valid authority so to act or refrain from acting, and no Grantor shall be under any obligation, or entitlement, to make any inquiry respecting such authority.

7.5    Right of Inspection. Upon reasonable written advance notice to any Grantor and as often as may reasonably be desired, or at any time and from time to time after the occurrence and during the continuation of an Event of Default, the Canadian Collateral Agent shall have reasonable access during normal business hours to all the books, correspondence and records of such Grantor, and the Canadian Collateral Agent and its representatives may examine the same, and to the extent reasonable take extracts therefrom and make photocopies thereof, and such Grantor agrees to render to the Canadian Collateral Agent, at such Grantor’s reasonable cost and expense, such clerical and other assistance as may be reasonably requested with regard thereto. The Canadian Collateral Agent and its representatives shall also have the right, upon reasonable advance written notice to such Grantor subject to any lease restrictions, to enter during normal business hours into and upon any premises owned, leased or operated by such Grantor where any of such Grantor’s Inventory or Equipment is located for the purpose of inspecting the same, observing its use or otherwise protecting its interests therein.

SECTION 8    NON-LENDER SECURED PARTIES

8.1    Rights to Collateral.

(a)    The Non-Lender Secured Parties shall not have any right whatsoever to do any of the following; (i) exercise any rights or remedies with respect to the Collateral (such term, as used in this Section 8, having the meaning assigned to it in the ABL Credit Agreement), including, without limitation, the right to (A) enforce any Liens or sell or otherwise foreclose on any portion of the Collateral, (B) request any action, institute any proceedings, exercise any voting rights, give any instructions, make any election, notice account debtors or make collections with respect to all or any portion of the Collateral or (C) release any Guarantor under this Agreement or release any Collateral from the Liens of any Security Document or consent to or otherwise approve any such release; (ii) demand, accept or obtain any Lien on any Collateral (except for Liens arising under, and subject to the terms of, this Agreement); (iii) vote in any Bankruptcy Case or similar proceeding in respect of the Parent Borrower or any of its Subsidiaries (any such proceeding, for purposes of this clause (a), a “Bankruptcy”) with respect to, or take any other actions concerning the Collateral; (iv) receive any proceeds from any sale, transfer or other disposition of any of the Collateral (except in accordance with this Agreement); (v) oppose any sale, transfer or other disposition of the Collateral; (vi) object to any debtor-in-possession financing in any Bankruptcy Case which is provided by one or more Lenders among others; (vii) object to the use of cash collateral in respect of the Collateral in any Bankruptcy; or (viii) seek, or object to the Lenders seeking on an equal and ratable basis, any adequate protection or relief from the automatic stay with respect to the Collateral in any Bankruptcy.

(b)    Each Non-Lender Secured Party, by its acceptance of the benefits of this Agreement and the other Security Documents, agrees that in exercising rights and remedies with respect to the Collateral, the Canadian Collateral Agent and the Canadian Facility Lenders, with the consent of the Canadian Collateral Agent, may enforce the provisions of the Security Documents and exercise remedies thereunder and under any other Loan Documents (or refrain froth enforcing rights and exercising remedies), all in such order and in such manner as they may determine in the exercise of their sole business judgment. Such exercise and enforcement shall include, without limitation, the rights to collect, sell, dispose of or otherwise realize upon all or any part of the Collateral, to incur expenses in connection with such collection, sale, disposition or other realization and to exercise all the rights and remedies of a secured lender under the PPSA. The Non-Lender Secured Parties by their acceptance of the benefits of this Agreement and the other Security Documents hereby agree not to contest or otherwise challenge any such collection, sale, disposition or other realization of or upon all or any of the Collateral. Whether or not a Bankruptcy Case has been commenced, the Non-Lender Secured Parties shall be deemed to have consented to any sale or other disposition of any property, business or assets of the Parent Borrower or any of its Subsidiaries and the release of any or all of the Collateral from the Liens of any Security Document in connection therewith.

(c)    Notwithstanding any provision of this subsection 8.1, the Non-Lender Secured Parties shall be entitled to file any necessary responsive or defensive pleadings in opposition to any motion, claim, adversary proceeding or other pleadings (A) in order to prevent any Person from seeking to foreclose on the Collateral or supersede the Non-Lender Secured Parties’ claim thereto or (B) in opposition to any motion, claim, adversary proceeding or other pleading made by any Person objecting to or otherwise seeking the disallowance of the claims of the Non-Lender Secured Parties.

(d)    Each Non-Lender Secured Party, by its acceptance of the benefit of this Agreement, agrees that the Canadian Collateral Agent and the Canadian Facility Lenders may deal with the Collateral, including any exchange, taking or release of Collateral, may change or increase the amount of the Borrower Obligations and/or the Guarantor Obligations, and may release any Guarantor from its Obligations hereunder, all without any liability or obligation (except as may be otherwise expressly provided herein) to the Non-Lender Secured Parties.

8.2    Appointment of Agent. Each Non-Lender Secured Party, by its acceptance of the benefits of this Agreement and the other Security Documents, shall be deemed irrevocably to make, constitute and appoint the Canadian Collateral Agent, as agent under the ABL Credit Agreement (and all officers, employees or agents designated by the Canadian Collateral Agent) as such Person’s true and lawful agent and attorney-in-fact, and in such capacity, the Canadian Collateral Agent shall have the right, with power of substitution for the Non-Lender Secured Parties and in each such Person’s name or otherwise, to effectuate any sale, transfer or other disposition of the Collateral. It is understood and agreed that the appointment of the Canadian Collateral Agent as the agent and attorney-in-fact of the Non-Lender Secured Parties for the purposes set forth herein is coupled with an interest and is irrevocable. It is understood and agreed that the Canadian Collateral Agent has appointed the Canadian Agent as its agent for purposes of perfecting certain of the security interests created hereunder and for otherwise carrying out certain of its obligations hereunder.

8.3    Waiver of Claims. To the maximum extent permitted by law, each Non-Lender Secured Party waives any claim it might have against the Canadian Collateral Agent or the Lenders with respect to, or arising out of, any action or failure to act or any error of judgment, negligence, or mistake or oversight whatsoever on the part of the Canadian Collateral Agent or the Lenders or their respective directors, officers, employees or agents with respect, to any exercise of rights or remedies under the Loan Documents or any transaction relating to the Collateral (including, without limitation, any such exercise described in subsection 8.1(b) above), except for any such action or failure to act which constitutes willful misconduct or gross negligence of such Person. None of the Canadian Collateral Agent, any Lender or any of their respective directors, officers, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of the Parent Borrower, any of its Subsidiaries, any Non-Lender Secured Party or any other Person or to take any other action or forbear from doing so whatsoever with regard to the Collateral or any part thereof, except for any such action or failure to act which constitutes willful misconduct or gross negligence of such Person.

SECTION 9    MISCELLANEOUS

9.1    Amendments in Writing. None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except by a written instrument executed by each affected Grantor and the Canadian Collateral Agent; provided that (a) any provision of this Agreement imposing obligations on any Grantor may be waived by the Canadian Collateral Agent in a written instrument executed by the Canadian Collateral Agent and (b) notwithstanding anything to the contrary in subsection 11.1 of the ABL Credit Agreement, no such waiver and no such amendment or modification shall amend, modify or waive the definition of “Secured Party” or subsection 6.5 if such waiver, amendment, or modification would adversely affect a Secured Party without the written consent of each such affected Secured Party.

9.2    Notices. All notices, requests and demands to or upon the Canadian Collateral Agent or any Grantor hereunder shall be effected in the manner provided for in subsection 11.2 of the ABL Credit Agreement; provided that any such notice, request or demand to or upon any Guarantor shall be addressed to such Guarantor at its notice address set forth on Schedule 1, unless and until such Guarantor shall change such address by notice to the Canadian Collateral Agent and the Canadian Agent given in accordance with subsection 11.2 of the ABL Credit Agreement.

9.3    No Waiver by Course of Conduct; Cumulative Remedies. None of the Canadian Collateral Agent or any other Secured Party shall by any act (except by a written instrument pursuant to subsection 9.1), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default. No failure to exercise, nor any delay in exercising, on the part of the Canadian Collateral Agent or any other Secured Party, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Canadian Collateral Agent or any other Secured Party of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Canadian Collateral Agent or such other Secured Party would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

9.4    Enforcement Expenses; Indemnification.

(a)    Each Guarantor jointly and severally agrees to pay or reimburse each Secured Party and the Canadian Collateral Agent for all their respective reasonable costs and expenses incurred in collecting against any Guarantor under the guarantee contained in Section 2 or otherwise enforcing or preserving any rights under this Agreement against such Guarantor and the other Loan Documents to which such Guarantor is a party, including, without limitation, the reasonable fees and disbursements of counsel to the Secured Parties, the Canadian Collateral Agent and the Canadian Agent.

(b)    Each Grantor jointly and severally agrees to pay, and to save the Canadian Collateral Agent, the Canadian Agent and the other Secured Parties harmless from, (x) any and all liabilities, costs, losses and expenses of whatever kind with respect to, or resulting from any delay in paying, any and all stamp, excise, sales or other similar taxes which may be payable or determined to be payable with respect to any of the Collateral or in connection with any of the transactions contemplated by this Agreement and (y) any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement (collectively, the “indemnified liabilities”), in each case to the extent the Borrower would be required to do so pursuant to subsection 11.5 of the ABL Credit Agreement, and in any event excluding any taxes or other indemnified liabilities arising from gross negligence or willful misconduct of the Canadian Collateral Agent, the Canadian Agent or any other Secured Party.

(c)    The agreements in this subsection 9.4 shall survive repayment of the Obligations and all other amounts payable under the ABL Credit Agreement and the other Loan Documents.

9.5    Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the Grantors, the Canadian Collateral Agent and the Secured Parties and their respective successors and assigns; provided that no Grantor may assign, transfer or delegate any of its rights or obligations under this Agreement without the prior written consent of the Canadian Collateral Agent.

9.6    Set-Off. Each Guarantor hereby irrevocably authorizes each of the Canadian Agent and the Canadian Collateral Agent and each other Secured Party at any time and from time to time without notice to such Guarantor, any other Guarantor or the Borrower, any such notice being expressly waived by each Guarantor and by the Borrower, to the extent permitted by applicable law, upon the occurrence and during the continuance of an Event of Default under subsection 9(a) of the ABL Credit Agreement so long as any amount remains unpaid after it becomes due and payable by such Guarantor hereunder, to setoff and appropriate and apply against any such amount any and all deposits (general or special, time or demand, provisional or final) (other than the Collateral Proceeds Account), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by the Canadian Collateral Agent, the Canadian Agent or such other Secured Party to or for the credit or the account of such Guarantor, or any part thereof in such amounts as the Canadian Collateral Agent, the Canadian Agent or such other Secured Party may elect. The Canadian Collateral Agent, the Canadian Agent and each other Secured Party shall notify such Guarantor promptly of any such set-off and the application made by the Canadian Collateral Agent, the Canadian Agent or-such other Secured Party of the proceeds thereof; provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Canadian Collateral Agent, the Canadian Agent and each other Secured Party under this subsection 9.6 are in addition to other rights and remedies (including, without limitation, other rights of set-off) which the Canadian Collateral Agent, the Canadian Agent or such other Secured Party may have.

9.7    Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

9.8    Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction; provided that, with respect to any Pledged Securities issued by a Subsidiary, all rights, powers and remedies provided in this Agreement may be exercised only to the extent that they do not violate any provision of any law, rule or regulation of any Governmental Authority applicable to any such Pledged Securities or affecting the legality, validity or enforceability of any of the provisions of this Agreement against the Pledgor (such laws, rules or regulations, “Applicable Law”) and are intended to be limited to the extent necessary so that they will not render this Agreement invalid, unenforceable or not entitled to be recorded, registered or filed under the provisions of any Applicable Law.

9.9    Section Headings. The Section headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

9.10    Integration. This Agreement and the other Loan Documents represent the entire agreement of the Grantors, the Canadian Collateral Agent, the Canadian Agent and the other Secured Parties with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by the Grantors, the Canadian Collateral Agent or any other Secured Party relative to subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents.

9.11    GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE PROVINCE OF ONTARIO AND THE FEDERAL LAWS OF CANADA APPLICABLE THEREIN WITHOUT GIVING EFFECT TO ITS PRINCIPLES OR RULES OF CONFLICT OF LAWS TO THE EXTENT SUCH PRINCIPLES OR RULES ARE NOT MANDATORILY APPLICABLE BY STATUTE AND WOULD REQUIRE OR PERMIT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

9.12    Submission to Jurisdiction; Waivers. Each party hereto hereby irrevocably and unconditionally:

(a)    submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the Province of Ontario;

(b)    consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c)    agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such party at its address referred to in subsection 9.2 or at such other address of which the Canadian Collateral Agent and the Canadian Agent (in the case of any other party hereto) or the Parent Borrower (in the case of the Canadian Collateral Agent and the Canadian Agent) shall have been notified pursuant thereto;

(d)    agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

(e)    waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any punitive damages.

Each Grantor hereby agrees that The Limitation of Civil Rights Act (Saskatchewan), The Land Contracts (Actions) Act (Saskatchewan) and Part IV (excepting only section 46) of The Saskatchewan Farm Security Act do not apply insofar as they relate to actions as defined in those Acts, or insofar as they relate to or affect this Agreement, the rights of the Canadian Collateral Agent and the Secured Parties under this Agreement or any instrument, charge, security agreement or other document of any nature that renews, extends or is collateral to this Agreement and such Grantor hereby irrevocably and unconditionally waives any and all benefits and remedies provided thereunder.

9.13    Acknowledgments. Each Grantor hereby acknowledges that:

(a)    it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents to which it is a party;

(b)    none of the Canadian Collateral Agent, the Canadian Agent or any other Secured Party has any fiduciary relationship with or duty to any Guarantor arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between the Guarantors, on the one hand, and the Canadian Collateral Agent, the Canadian Agent and the other Se, cured Parties, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

(c)    no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Secured Parties or among the Guarantors and the Secured Parties.

9.14    WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN TO THE EXTENT PERMISSIBLE.

9.15    Additional Grantors. Each new Subsidiary of the Parent Borrower that is required to become a party to this Agreement pursuant to subsection 7.9(b) of the ABL Credit Agreement shall become a Grantor for all purposes of this Agreement upon execution and delivery by such Subsidiary of an Assumption Agreement in substantially the form of Annex 2 hereto. Each existing Grantor that is required to become a Pledgor with respect to Capital Stock of any new Subsidiary of the Borrower pursuant to subsection 7.9(a) of the ABL Credit Agreement shall become a Pledgor with respect thereto upon execution and delivery by such Grantor of a Supplemental Agreement in substantially the form of Annex 3 hereto.

9.16    Releases.

(a)    At such time as the Canadian Facility Revolving Credit Loans and the other Obligations then due and owing shall have been paid in full, the Commitments have been terminated, all Collateral shall be released from the Liens created hereby, and this Agreement and all obligations (other than those expressly stated to survive such termination) of the Canadian Collateral Agent and each Grantor hereunder shall terminate, all without delivery of any instrument or performance of any act by any party, and all rights to the Collateral Shall revert to the Grantors. At the request and sole expense of any

Grantor following any such termination, the Canadian Collateral Agent shall deliver to such Grantor any Collateral held by the Canadian Collateral Agent hereunder, and the Canadian Collateral Agent and the Canadian Agent shall execute and deliver to such Grantor such documents (including without limitation PPSA financing change statements and discharges) as such Grantor shall reasonably request to evidence such termination.

(b)    In connection with any sale or other disposition of Collateral permitted by the ABL Credit Agreement (other than any sale or disposition to another Grantor), the Lien pursuant to this Agreement on such sold or disposed of Collateral shall be automatically released. In connection with the sale or other disposition of all of the Capital Stock of any Guarantor (other than to the Parent Borrower or a Restricted Subsidiary) or the sale or other disposition of Collateral (other than a sale or disposition to another Grantor) permitted under the ABL Credit Agreement, the Canadian Collateral Agent shall, upon receipt from the Parent Borrower of a written request for the release of such Guarantor from its Guarantee or the release of the Collateral subject to such sale or other disposition, identifying such Guarantor or the relevant Collateral and the terms of the sale or other disposition in reasonable detail, including the price thereof and any expenses in connection therewith, together with a certification by the Parent Borrower stating that such transaction is in compliance with the ABL Credit Agreement and the other Loan Documents, deliver to the Parent Borrower or the relevant Grantor any of the relevant Collateral held by the Canadian Collateral Agent hereunder and the Canadian Collateral Agent and the Canadian Agent shall execute and deliver to the relevant Grantor (at the sole cost and expense of such Grantor) all releases or other documents (including without limitation PPSA financing change statements and discharges) necessary or reasonably desirable for the release of such Guarantee or the Liens created hereby on such Collateral, as applicable, as such Grantor may reasonably request.

(c)    Upon the designation of any Grantor as an Unrestricted Subsidiary in accordance with the provisions of the ABL Credit Agreement, the Lien pursuant to this Agreement on all Collateral of such Grantor (if any) shall be automatically released, and the Guarantee (if any) of such Grantor, and all obligations of such Grantor hereunder, shall terminate, all without delivery of any instrument or performance of any act by any party and the Canadian Collateral Agent shall, upon the request of the Borrower, deliver to such Grantor any Collateral of such Grantor held by the Canadian Collateral Agent hereunder and the Canadian Collateral Agent and the Canadian Agent shall execute and deliver to such Grantor (at the sole cost and expense of such Grantor) all releases or other documents (including without limitation PPSA financing change statements and discharges) necessary or reasonably desirable for the release of such Grantor from its Guarantee (if any) or the Liens created hereby (if any) on such Grantor’s Collateral, as applicable, as such Grantor may reasonably request.

(d)    Upon the designation of any Issuer that is a Subsidiary of any Grantor as an Unrestricted Subsidiary in accordance with the provisions of the ABL Credit Agreement, the Lien pursuant to this Agreement on all Pledged Securities issued by such Issuer shall be automatically released, all without delivery of any instrument or performance of any act by any party and the Canadian Collateral Agent shall, upon the request of the Borrower, deliver to such Grantor any such Pledged Securities held by the Canadian Collateral Agent hereunder and the Canadian Collateral Agent and the Canadian Agent shall execute and deliver to the relevant Grantor (at the sole cost and expense of such Grantor) all releases or other documents (including without limitation PPSA financing change statements and discharges) necessary or reasonably desirable for the release of the Liens created hereby on such Pledged Securities, as applicable, as such Grantor may reasonably request.

9.17    Judgment Currency.

(a)    The obligations of any Grantor hereunder and under the other Loan Documents to make payments in Dollars or in Canadian Dollars, as the case may be (for the purposes of this subsection 9.17,

the “Obligation Currency”), shall not be discharged or satisfied by any tender or recovery pursuant to any judgment expressed in or converted into any currency other than the Obligation Currency, except to the extent that such tender or recovery results in the effective receipt by the Canadian Collateral Agent or a Lender of the full amount of the Obligation Currency expressed to be payable to the Canadian Collateral Agent or a Lender under this Agreement or the other Loan Documents. If, for the purpose of obtaining or enforcing judgment against any Grantor or any other Loan Party in any court or in any jurisdiction, it becomes necessary to convert into or from any currency other than the Obligation Currency (for the purposes of this subsection 9.17, such other currency being hereinafter referred to as the “Judgment Currency”) an amount due in the Obligation Currency, the conversion shall be made, at the rate of exchange prevailing, in each case, as of the date immediately preceding the day on which the judgment is given (for the purposes of this subsection 9.17, such Business Day hereinafter referred to as the “Judgment Currency Conversion Date”).

(b)    If there is a change in the rate of exchange prevailing between the Judgment Currency Conversion Date and the date of actual payment of the amount due, each Grantor covenants and agrees to pay, or cause to be paid, such additional amounts, if any (but in any event not a lesser amount), as may be necessary to ensure that the amount paid in the Judgment Currency, when converted at the rate of exchange prevailing on the date of payment, will produce the amount of the Obligation Currency which could have been purchased with the amount of Judgment Currency stipulated in the judgment or judicial award at the rate of exchange prevailing on the Judgment Currency Conversion Date.

(c)    For purposes of determining the prevailing rate of exchange, such amounts shall include any premium and costs payable in connection with the purchase of the Obligation Currency.

9.18    Attachment of Security Interest. The security interest created hereby is intended to attach, in respect of Collateral or Pledged Collateral, as applicable, in which any Grantor has rights at the time this Agreement is signed by such Grantor and delivered to the Canadian Collateral Agent and, in respect of Collateral or Pledged Collateral, as applicable, in which any Grantor subsequently acquires rights, at the time such Grantor subsequently acquires such rights. Each Grantor acknowledges and confirms that the Canadian Collateral Agent and the Lenders have given value to such Grantor and that such Grantor and the Canadian Collateral Agent have not agreed to postpone the time for attachment of any of the security interests to any of the Collateral or Pledged Collateral, as applicable, of such Grantor.

9.19    Copy of Agreement; Verification Statement. The Grantors hereby acknowledge receipt of a signed copy of this Agreement and hereby waive the requirement to be provided with a copy of any verification statement issued in respect of a financing statement or financing change statement filed under the PPSA in connection with this Agreement to perfect the security interest created herein.

9.20    Amalgamation. Each Grantor acknowledges and agrees that, in the event it amalgamates with any other company or companies, it is the intention of the parties hereto that the term “Grantor” or “Pledgor,” as the case may be, when used herein, shall apply to each of the amalgamating corporations and to the amalgamated corporation, such that the lien granted hereby:

(a)    shall extend to Collateral (or in the case of a Pledgor, Pledged Collateral) owned by each of the amalgamating corporations and the amalgamated corporations at the time of amalgamation and to any Collateral (or in the case of a Pledgor, Pledged Collateral) thereafter owned or acquired by the amalgamated corporation, and

(b)    shall secure all Obligations of each of the amalgamating corporations and the amalgamated corporations to the Canadian Collateral Agent and the Secured Parties at the time of amalgamation and all Obligations of the amalgamated corporation to the Canadian Collateral

Agent and the Secured Parties thereafter arising. The Lien shall attach to all Collateral (or in the case of a Pledgor, Pledged Collateral) owned by each corporation amalgamating with Grantor, and by the amalgamated corporation, at the time of the amalgamation, and shall attach to all Collateral (or in the case of a Pledgor, Pledged Collateral) thereafter owned or acquired by the amalgamated corporation when such becomes owned or is acquired.

9.21    Joint and Several Liability. The obligations of the Guarantors hereunder shall be joint and several and, as such, each Guarantor shall be liable for all of the Obligations of the other Guarantor under this Agreement. Subject to the immediately preceding sentence, the liability of each Guarantor for the obligations of the other applicable Guarantors under this Agreement shall be absolute, unconditional and irrevocable, without regard to (1) the validity or enforceability of this Agreement, any of the obligations hereunder or thereunder or any other collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by any applicable Secured Party, (ii) any defense, set-off or counterclaim (other than a defense of payment or performance hereunder) which may at any time be available to or be asserted by such other applicable Guarantor or any other Person against any Secured Party or (iii) any other circumstance whatsoever (with or without notice to or knowledge of such other applicable Guarantor or such Guarantor) which constitutes, or might be construed to constitute, an equitable or legal discharge of such other applicable Guarantor for the obligations hereunder, or of such Guarantor under this Section, in bankruptcy or in any other instance.

9.22    Language. The parties hereto confirm that it is their wish that this Agreement, as well as any other documents relating to this Agreement, including notices, schedules and authorizations, have been and shall be drawn up in the English language only. Les signataires conferment leur volonté que la présente convention, de même que tous les documents s’y rattachant, y compris tout avis, annexe et autorisation, soient rédiges en anglais seulement.

9.23    No Implicit Subordination. The inclusion of reference to Permitted Liens in this Agreement or any other Loan Document is not intended to subordinate and shall not subordinate, and shall not be interpreted as subordinating, any Lien created by this Agreement or any of the other Loan Documents to any Permitted Lien.

9.24    Taxes. Each Grantor hereby agrees that all payments made by it under this Agreement shall be made in accordance with Section 4.11 of the ABL Credit Agreement, which is hereby incorporated herein by reference, read as to apply to each Grantor and payments made under this Agreement.

[Remainder of page left blank intentionally; signature pages follow.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the date first above written.

HD SUPPLY CANADA INC., as Canadian Borrower, Grantor and Pledgor

By:	/s/ Ricardo Nunez
	Name:	Ricardo Nunez
	Title	Vice President and Secretary

[Canadian Guarantee and Collateral Agreement]

PRO CANADIAN HOLDINGS I, ULC, as Grantor, Pledgor and Guarantor

By:	/s/ Ricardo Nunez
	Name:	Ricardo Nunez
	Title	Vice President and Secretary

[Canadian Guarantee and Collateral Agreement]

CND HOLDINGS, INC. as Pledgor and Guarantor

By:	/s/ Ricardo Nunez
	Name:	Ricardo Nunez
	Title	Vice President and Secretary

[Canadian Guarantee and Collateral Agreement]

Acknowledged and Agreed to as of

the date hereof by:

MERRILL LYNCH CAPITAL CANADA INC., as Canadian Agent and Canadian Collateral Agent

By:	/s/ Loretta Marcoccia
	Name:	LORETTA MARCOCCIA
	Title	AUTHORIZED SIGNATORY

[ABL Canadian Guarantee and Collateral Agreement]

Annex 1

to Canadian Guarantee and Collateral Agreement

ACKNOWLEDGEMENT AND CONSENT1

The undersigned hereby acknowledges receipt of a copy of the Canadian Guarantee and Collateral Agreement, dated as of September 5, 2007 (as amended, supplemented, waived or otherwise modified from time to time, the “Canadian Guarantee and Collateral Agreement”), made by the Canadian Borrower, Pro Canadian Holdings I, ULC, CND Holdings, Inc. and certain Subsidiary Guarantors party thereto from time to time in favor of the Canadian Collateral Agent, for the ratable benefit of the Secured Parties. All capitalized terms not defined herein shall have the meaning ascribed to them in the Canadian Guarantee and Collateral Agreement, or if not defined therein, in the ABL Credit Agreement (as defined in the Canadian Guarantee and Collateral Agreement. The undersigned agrees for the benefit of the Canadian Collateral Agent and the Lenders as follows:

The undersigned will be bound by the terms of the Canadian Guarantee and Collateral Agreement applicable to it as an Issuer (as defined in the Canadian Guarantee and Collateral Agreement) and will comply with such terms insofar as such terms are applicable to the undersigned as an Issuer.

The undersigned will notify the Canadian Collateral Agent promptly in writing of the occurrence of any of the events described in subsection 5.3.4 of the Canadian Guarantee and Collateral Agreement.

The terms of subsections 6.3(c) and 6.7 of the Agreement shall apply to it, mutatis mutandis, with respect to all actions that may be required of it pursuant to subsection 6.3(c) or 6.7 of the Agreement.

[NAME OF ISSUER]

By:
Name:
Title:

Address for Notices:

Fax:

[1]	[This consent is necessary only with respect to any Issuer which is not also a Grantor.]

Annex 1

Annex 2

to Canadian Guarantee and Collateral Agreement

ASSUMPTION AGREEMENT

ASSUMPTION AGREEMENT, dated as of                  ,         , made by                                         , a              corporation (the “Additional Grantor”), in favor of MERRILL LYNCH CAPITAL CANADA INC., as collateral agent and administrative agent (in such capacity, the “Canadian Collateral Agent”) for the banks and other financial institutions (the “Lenders”) from time to time parties to the ABL Credit Agreement referred to below and the other Secured Parties (as defined below). All capitalized terms not defined herein shall have the meaning ascribed to them in the Canadian Guarantee and Collateral Agreement referred to below, or if not defined therein, in the ABL Credit Agreement.

WITNESSETH:

WHEREAS, HD Supply Inc., a Delaware corporation (the “Parent Borrower”), HD Supply Canada Inc., an Ontario amalgamated corporation (the “Canadian Borrower”), certain Subsidiary Borrowers, Merrill Lynch Capital Corporation, as administrative agent and collateral agent, .[                    ], as syndication agent, and the Lenders are parties to an ABL Credit Agreement, dated as of August 30, 2007 (as amended, supplemented, waived or otherwise modified from time to time, the “ABL Credit Agreement”);

WHEREAS, in connection with the ABL Credit Agreement, the Canadian Borrower, Pro Canadian Holdings I, ULC, CND Holdings, Inc. and certain Subsidiary Guarantors are, or are to become, parties to the Canadian Guarantee and Collateral Agreement, dated as of September 5, 2007 (as amended, supplemented, waived or otherwise modified from time to time, the “Canadian Guarantee and Collateral Agreement”), in favor of the Canadian Collateral Agent, for the ratable benefit of the Secured Parties (as defined in the Canadian Guarantee and Collateral Agreement);

WHEREAS, the Additional Grantor is a member of an affiliated group of companies that includes the Parent Borrower and each other Grantor; the proceeds of the extensions of credit under the ABL Credit Agreement will be used in part to enable the Borrower to make valuable transfers to one or more of the other Grantors (including the Additional Grantor) in connection with the operation of their respective businesses; and the Parent Borrower and the other Grantors (including the Additional Grantor) are engaged in related businesses, and each such Grantor (including the Additional Grantor) will derive substantial direct and indirect benefit from the making of the extensions of credit under the ABL Credit Agreement;

WHEREAS, the ABL Credit Agreement requires the Additional Grantor to become a party to the Canadian Guarantee and Collateral Agreement; and

WHEREAS, the Additional Grantor has agreed to execute and deliver this Assumption Agreement in order to become a party to the Canadian Guarantee and Collateral Agreement;

NOW, THEREFORE, IT IS AGREED:

1.    Canadian Guarantee and Collateral Agreement. By executing and delivering this Assumption Agreement, the Additional Grantor, as provided in subsection 9.15 of the Canadian Guarantee and Collateral Agreement, hereby becomes a party to the Canadian Guarantee and Collateral Agreement as a Grantor thereunder with the same force and effect as if originally named therein as a

Annex 2

Guarantor [, Grantor and Pledgor] [and Grantor] [and Pledgor]2 and, without limiting the generality of the foregoing, hereby expressly assumes all obligations and liabilities of a Guarantor [, Grantor and Pledgor] [and Grantor] [and Pledgor]3 thereunder. The information set forth in Annex 1-A hereto is hereby added to the information set forth in Schedules              to the Canadian Guarantee and Collateral Agreement and such Schedules are hereby amended and modified to include such information. The Additional Grantor hereby represents and warrants that each of the representations and warranties of such Additional Grantor, in its capacities as a Guarantor [, Grantor and Pledgor] [and Grantor] [and Pledgor],4 contained in Section 4 of the Canadian Guarantee and Collateral Agreement is true and correct in all material respects on and as the date hereof (after giving effect to this Assumption Agreement) as if made on and as of such date.

2.    GOVERNING LAW. THIS ASSUMPTION AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE PROVINCE OF ONTARIO AND THE FEDERAL LAWS OF CANADA APPLICABLE THEREIN WITHOUT GIVING EFFECT TO ITS PRINCIPLES OR RULES OF CONFLICT OF LAWS TO THE EXTENT SUCH PRINCIPLES OR RULES ARE NOT MANDATORILY APPLICABLE BY STATUTE AND WOULD REQUIRE OR PERMIT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

[2]	Indicate the capacities in which the Additional Grantor is becoming a Grantor.

[3]	Indicate the capacities in which the Additional Grantor is becoming a Grantor.

[4]	Indicate the capacities in which the Additional Grantor is becoming a Grantor.

Annex 2-2

IN WITNESS WHEREOF, the undersigned has caused this Assumption Agreement to be duly executed and delivered as of the date first above written.

[ADDITIONAL GRANTOR]

By:
Name:
Title:

Acknowledged and Agreed to as of

the date hereof by:

MERRILL LYNCH CAPITAL CANADA INC., as Canadian Agent and Canadian Collateral Agent

By:
Name:
Title

Annex 2-3

Annex 1-A

to Assumption Agreement

Supplement to

Canadian Guarantee and Collateral Agreement

Schedule 1

Supplement to

Canadian Guarantee and Collateral Agreement

Schedule 2

Supplement to

Canadian Guarantee and Collateral Agreement

Schedule 3

Supplement to

Canadian Guarantee and Collateral Agreement

Schedule 4

Supplement to

Canadian Guarantee and Collateral Agreement

Schedule 5

Supplement to

Canadian Guarantee and Collateral Agreement

Schedule 6

Annex 1

Annex 3

to Canadian Guarantee and Collateral Agreement

SUPPLEMENTAL AGREEMENT

SUPPLEMENTAL AGREEMENT, dated as of                  ,         , made by                                         , a              corporation (the “Additional Pledgor”), in favor of MERRILL LYNCH CAPITAL CANADA INC., as collateral agent and administrative agent (in such capacity, the “Canadian Collateral Agent”) for the banks and other financial institutions (the “Lenders”) from time to time parties to the ABL Credit Agreement referred to below and the other Secured Parties (as defined below). All capitalized terms not defined herein shall have the meaning ascribed to them in the Guarantee and Collateral Agreement referred to below, or if not defined therein, in the ABL Credit Agreement.

W I T N E S S E T H:

WHEREAS, HD Supply Inc., a Delaware corporation (the “Parent Borrower”), HD Supply Canada Inc., an Ontario amalgamated corporation (the “Canadian Borrower”), certain Subsidiary Borrowers, Merrill Lynch Capital Corporation, as administrative agent and collateral agent, [                    ], as syndication agent, and the Lenders are parties to an ABL Credit Agreement, dated as of August 30, 2007 (as amended, supplemented, waived or otherwise modified from time to time, the “ABL Credit Agreement”);

WHEREAS, in connection with the ABL Credit Agreement, the Canadian Borrower, Pro Canadian Holdings I, ULC, CND Holdings, Inc. and certain Subsidiary Guarantors are, or are to become, parties to the Canadian Guarantee and Collateral Agreement, dated as of September 5, 2007 (as amended, supplemented, waived or otherwise modified from time to time, the “Canadian Guarantee and Collateral Agreement”), in favor of the Canadian Collateral Agent, for the ratable benefit of the Secured Parties (as defined in the Canadian Guarantee and Collateral Agreement);

WHEREAS, the ABL Credit Agreement requires the Additional Pledgor to become a Pledgor under the Canadian Guarantee and Collateral Agreement with respect to Capital Stock of certain new Subsidiaries of the Borrower; and

WHEREAS, the Additional Pledgor has agreed to execute and deliver this Supplemental Agreement in order to become such a Pledgor under the Canadian Guarantee and Collateral Agreement;

NOW, THEREFORE, IT IS AGREED:

1.    Canadian Guarantee and Collateral Agreement. By executing and delivering this Supplemental Agreement, the Additional Pledgor, as provided in subsection 9.15 of the Canadian Guarantee and Collateral Agreement, hereby becomes a Pledgor under the Canadian Guarantee and Collateral Agreement with respect to the shares of Capital Stock of the Subsidiary of the Parent Borrower listed in Annex 1-A hereto, as a Grantor thereunder. The information set forth in Annex 1-A hereto is hereby added to the information set forth in Schedule 2 to the Canadian Guarantee and Collateral Agreement, and such Schedule 2 is hereby amended and modified to include such information.

2.    GOVERNING LAW. THIS SUPPLEMENTAL AGREEMENT AND RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE PROVINCE OF ONTARIO AND THE FEDERAL LAWS OF CANADA APPLICABLE THEREIN WITHOUT GIVING EFFECT TO ITS PRINCIPLES OR RULES OF CONFLICT OF

Annex 3

LAWS TO THE EXTENT SUCH PRINCIPLES OR RULES ARE NOT MANDATORILY APPLICABLE BY STATUTE AND WOULD REQUIRE OR PERMIT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

Annex 3-2

IN WITNESS WHEREOF, the undersigned has caused this Supplemental Agreement to be duly executed and delivered as of the date first above written.

[ADDITIONAL GRANTOR]

By:
Name:
Title:

Acknowledged and Agreed to as of the date hereof by:

MERRILL LYNCH CAPITAL CANADA INC., as Canadian Agent and Canadian Collateral Agent

By:
Name:
Title

Annex 3-3

Annex 1-A

to Supplemental Agreement

Supplement to

Canadian Guarantee and Collateral Agreement

Schedule 2

Pledged Securities

Pledgor	Issuer	Description of Pledged Securities

1-A-1 to Annex 3